LOAN AGREEMENT




                                     Between

                       77 WEST WACKER LIMITED PARTNERSHIP
                              having an address at
                          c/o Prime Group Realty Trust
                        77 West Wacker Drive, Suite 3900
                             Chicago, Illinois 60601
                                  ("Borrower")

                                      -and-

                           WESTDEUTSCHE IMMOBILIENBANK
                              having an address at
                                 Wilhelm Theodor
                               Romheld Strasse 24,
                                   55130 Mainz
                           Federal Republic of Germany
                              ("Agent" or "Lender")

                                      -and-

                          LANDESBANK SCHLESWIG-HOLSTEIN
                              having an address at
                                  Martensdamm 6
                                   24103, Kiel
                           Federal Republic of Germany
                                   ("Lender")

                                      -and-

                          LANDESBANK SAAR GIROZENTRALE
                              having an address at
                                 Ursulinenstr. 2
                                66111 Saarbrucken
                           Federal Republic of Germany
                                   ("Lender")

                                      -and-


                                    DSL BANK
                              having an address at
                               Kennedyallee 62-70
                                   53175 Bonn
                           Federal Republic of Germany
                                   ("Lender")


                   (each Lender together with Agent "Lenders")


                         Dated: as of September 30, 1999

                                TABLE OF CONTENTS
                                -----------------

                                                                            PAGE
                                                                            ----
                              ARTICLE 1 DEFINITIONS

Section 1.1   Definitions.................................................   1

                               ARTICLE 2 THE LOAN

Section 2.1   Loan........................................................   17
Section 2.2   Conditions Precedent........................................   17
Section 2.3   Interest....................................................   21
Section 2.4   The Note....................................................   21
Section 2.5   The Mortgage and Collateral.................................   21
Section 2.6   Default Rate................................................   22
Section 2.7   Repayment of Loan...........................................   22
Section 2.8   Prepayments.................................................   23
Section 2.9   Funding Loss................................................   23
Section 2.10  Taxes.......................................................   24
Section 2.11  Payments....................................................   25
Section 2.12  Distribution to Lenders.....................................   25
Section 2.13  Increased Costs; Overriding Events..........................   26
Section 2.14  Commitment Fee..............................................   28
Section 2.15  Arrangement Fee.............................................   28
Section 2.16  Lending Office..............................................   28

                    ARTICLE 3 REPRESENTATIONS AND WARRANTIES

Section 3.1   Good Standing of Borrower and its General Partners..........   28
Section 3.2   Authority of Borrower.......................................   28
Section 3.3   Authorizations..............................................   29
Section 3.4   Binding Agreement...........................................   29
Section 3.5   Litigation..................................................   29
Section 3.6   No Conflicts................................................   29
Section 3.7   Financial Conditions........................................   29
Section 3.8   Employee Benefit Plans......................................   30
Section 3.9   Governmental Plan...........................................   30
Section 3.10  Investment Company..........................................   30
Section 3.11  Hazardous Materials.........................................   30
Section 3.12  Solvency....................................................   30
Section 3.13  Borrower's Address..........................................   31
Section 3.14  Foreign Person..............................................   31
Section 3.15  Bankruptcy..................................................   31
Section 3.16  Compliance with Laws........................................   31
Section 3.17  Utility Service.............................................   31
Section 3.18  Access......................................................   32
Section 3.19  Insurance...................................................   32
Section 3.20  Rent Roll...................................................   32
Section 3.21  No Reliance on Agent or Lenders.............................   32

                  ARTICLE 4 AFFIRMATIVE AND NEGATIVE COVENANTS

Section 4.1   Affirmative Covenants.......................................   33
Section 4.2   Negative Covenants..........................................   40

                                                                            PAGE
                                                                            ----
                                ARTICLE 5 DEFAULT

Section 5.1   Events of Default...........................................   44
Section 5.2   Remedies....................................................   45
Section 5.3   Remedies Cumulative and Concurrent..........................   45
Section 5.4   Waiver, Delay or Omission...................................   45
Section 5.5   Indemnity...................................................   45

                     ARTICLE 6 LIMITED RECOURSE OBLIGATIONS

Section 6.1   Limited Recourse............................................   48

                               ARTICLE 7 THE AGENT

Section 7.1   Performance by Agent........................................   50
Section 7.2   Actions.....................................................   50
Section 7.3   Nonliability of Agent and Lenders...........................   50
Section 7.4   Authorization and Action....................................   51
Section 7.5   Withholding Exemption Certificates..........................   53
Section 7.6   Agent's Reliance, Etc.......................................   53

                             ARTICLE 8 MISCELLANEOUS

Section 8.1   Fees and Expenses...........................................   54
Section 8.2   Cumulative Rights and No Waiver.............................   54
Section 8.3   Notices.....................................................   55
Section 8.4   Severability................................................   55
Section 8.5   Binding Effect..............................................   55
Section 8.6   Execution in Counterparts...................................   55
Section 8.7   Time of the Essence.........................................   55
Section 8.8   Immunity....................................................   55
Section 8.9   Governmental Regulation of Lender...........................   56
Section 8.10  Modification, Waiver, Consent...............................   56
Section 8.11  Entire Agreement............................................   56
Section 8.12  Assignment..................................................   56
Section 8.13  Applicable Law..............................................   57
Section 8.14  Usury.......................................................   57
Section 8.15  Consent to Jurisdiction.....................................   58
Section 8.16  Monies......................................................   58
Section 8.17  Jury Trial..................................................   58

EXHIBIT A     Cash Collateral Agreement (Ratio Reserve)
EXHIBIT B     Description of Land
EXHIBIT C     Leases
EXHIBIT D     Permitted Encumbrances
EXHIBIT E     Principal Repayment Schedule
EXHIBIT F     Designation Notice

                                 LOAN AGREEMENT
                                 --------------

     This Loan Agreement (this "Agreement") is made and entered into as of this 30th day of September 1999, by and between 77 WEST WACKER, LIMITED PARTNERSHIP, a limited partnership organized and existing under the laws of the State of Illinois ("Borrower"), and WESTDEUTSCHE IMMOBILIENBANK, a banking institution organized under the laws of the Federal Republic of Germany, having an address at Wilhelm Theodor Romheld Strasse 24, 55130 Mainz, Federal Republic of Germany, individually and as agent (including any of its successors and assigns, "Agent") for LANDESBANK SCHLESWIG-HOLSTEIN, a banking institution organized under the laws of the Federal Republic of Germany, having an address at Martensdamm 6, 24103, Kiel, Federal Republic of Germany, LANDESBANK SAAR GIROZENTRALE, a banking institution organized under the laws of the Federal Republic of Germany, having an address at Ursulinenstr. 2, 66611 Sarrbrucken, Federal Republic of Germany, DSL BANK, a banking institution organized under the laws of the Federal Republic of Germany, having an address at Kennedyallee 62-70, 53175 Bonn, Federal Republic of Germany, and such other co-lenders as may exist from time to time (collectively with Agent, "Lenders" and each individually, "Lender").

                              W I T N E S S E T H:
                              --------------------

     WHEREAS, Borrower owns fee title to the Premises and leasehold interest in the Leasehold; and

     WHEREAS, Borrower and Lenders have agreed, among other things, for the Lenders to make a loan to Borrower in the aggregate principal amount of One Hundred Seventy Million Dollars ($170,000,000.00) (the "Loan") evidenced by the certain Promissory Note from Borrower to Lenders dated as of the date hereof, in the amount of ONE HUNDRED SEVENTY MILLION DOLLARS ($170,000,000.00) (the "Note") subject to the terms and conditions hereinafter set forth.

     NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and each Lender agree as follows:


                                    ARTICLE 1
                                   DEFINITIONS

     Section 1.1 DEFINITIONS.

     Terms used but not defined in the Agreement shall have the respective meanings ascribed to them below:

     "Acceptable Letter of Credit" means a letter of credit issued (or confirmed) by a Qualified Bank to the Agent as provided for in Section 4.1(h) hereof (i) providing for presentation and payment at such Qualified Bank's main office or a branch office, in either case which is acceptable to the Agent (it being agreed that a New York main or branch office of a Qualified Bank shall be acceptable to the Agent for this purpose); (ii) in respect of which Borrower may not provide any collateral to, or for the benefit of, the issuer of such letter of credit if, as a result of such collateralization, the rights of the Lenders, or any assignee of such, would or would likely be adversely affected by the application of any bankruptcy or insolvency law applicable to Borrower; (iii) in respect of which the issuer shall expressly waive any rights of subrogation;
(iv) which shall be payable in Dollars; (v) having an expiry date at least one year from the date of issuance and containing automatic renewal provisions (and providing that such letter of credit may be drawn 20 days prior to the expiration thereof unless renewed, replaced or extended prior thereto); (vi) entitling the beneficiary thereof to assign its interest therein to a transferee of the Agent without the consent of the Borrower or the issuer of such letter of credit, and requiring the issuer of such letter of credit, after the date of any such transfer and upon the request of such transferee, to issue a new letter of credit in favor of such transferee in exchange for such issuer being released from its obligations under the letter of credit in favor of the transferring Agent; (vii) governed by the Uniform Customs and Practice for Documentary Letters of Credit (the "Uniform Customs"), and to the extent not addressed by the Uniform Customs, governed by New York law, and containing an express waiver of Section 5-112 of New York Uniform Commercial Code (or any similar or replacement provision therefor); and (viii) containing the letter of credit issuer's agreement that, if an event of "force majeure" shall occur, the expiration date of the letter of credit shall be extended to a date that is at least 30 days following the time the force majeure ceases to exist.

     "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person.

     "Agent's Address" means Westdeutsche ImmobilienBank, Wilhelm Theodor Romheld Strasse 24, 55130 Mainz, Federal Republic of Germany, Attention: Dr. Jurgen Gerber or Mr. Armin Gemmerich, Telecopier Number: +49 6131 928 308 or such other office Agent designates from time to time by written notice to Borrower.

     "Annual  Installment  Payment"  has the  meaning  set forth in Section  2.7 hereof.

     "Applicable Margin" shall be (i) 1.25% or (ii) in the event that the Loan to Value Ratio shall exceed 65% on any LTV Determination Date (as hereinafter defined), 1.35% until the occurrence of a LTV Determination Date on which the Loan to Value Ratio shall be equal to or less than 65%, at which time the Applicable Margin will be 1.25%.

     "Appraisal" has the meaning set forth in Section 4.1(g) hereof.

     "Asbestos" means any hydrated mineral silicate separable into commercially usable fibers, including, but not limited to, chrysolite (serpentine), amosite (cummingtonite-grunerite), crocidolite (riebecktite), tremolite, anthophylite and actinolite. "Asbestos-containing Material" means any material which contains 1% or more Asbestos by weight.

     "Assignment of Contracts and Authorizations" means that certain Assignment of Contracts and Authorizations between Borrower and Lenders executed on the Closing Date.

     "Assignment of Leases and Rents" means that certain Assignment of Leases and Rents between Borrower and Lenders executed on the Closing Date.

                  "Borrower's Address" means:

                        c/o Prime Group Realty Trust
                        77 West Wacker Drive, Suite 3900
                        Chicago, Illinois  60601
                        Attention:  Jeffrey A. Patterson and Louis G. Conforti

                  with a copy to

                        c/o Prime Group Realty Trust
                        77 West Wacker Drive, Suite 3900
                        Chicago, Illinois  60601
                        Attention:  General Counsel

     "Business Day" means any day other than a Saturday or Sunday on which commercial banks are open for domestic and international business (including dealings in dollar deposits) in New York City, USA, Chicago, Illinois, USA, and Mainz, Federal Republic of Germany.

     "Cash Collateral Account (Central Account)" means the interest-bearing, U.S. Dollar depository account maintained by Borrower with LaSalle National Bank (or a comparable account at another bank in New York City or Chicago, Illinois that is reasonably acceptable to Agent), for the purpose of holding certain cash deposits made by Manager, Borrower or the tenants under the Leases, in connection with or pursuant to the payment of Rent by tenants under the Leases, which cash deposits shall be pledged to Agent as collateral for the Loan pursuant to the Cash Collateral Agreement (Central Account).

     "Cash Collateral Account (Ratio Reserve)" means the interest-bearing, U.S. Dollar depository account maintained by Borrower with LaSalle National Bank (or a comparable account at another bank in New York City or Chicago, Illinois that is reasonably acceptable to Agent), for the purpose of holding certain cash deposits made by Borrower pursuant to Section 4.1(g) hereof, which cash deposits shall be pledged to Agent as collateral for the Loan pursuant to the Cash Collateral Agreement (Ratio Reserve).

     "Cash Collateral Account (Tenant Allowance Reserve)" means the interest-bearing, U.S. Dollar depository account maintained by Borrower with LaSalle National Bank (or a comparable account at another bank in New York City that is reasonably acceptable to Agent), for the purpose of holding certain cash deposits made by Borrower pursuant to Section 4.1(h) hereof, which cash deposits shall be pledged to Agent as collateral for the Loan pursuant to the Cash Collateral Agreement (Tenant Allowance Reserve).

     "Cash Collateral Agreement (Central Account)" means that certain Cash Collateral Agreement (Central Account) between Borrower and Agent executed on the Closing Date.

     "Cash Collateral Agreement (Ratio Reserve)" means a Cash Collateral Agreement (Ratio Reserve) between Agent and Borrower in the form substantially the same as that attached hereto as Exhibit A.

     "Cash Collateral Agreement (Tenant Allowance Reserve)" means that certain Cash Collateral Agreement (Tenant Allowance Reserve) between Agent and Borrower executed on the Closing Date.

     "Cash Expenditures" means the aggregate costs paid by Borrower in the ordinary course of maintaining and operating the Premises (determined in accordance with the cash method of accounting), including (i) installments of principal and interest payable by Borrower to Agent or Lenders pursuant to the terms of the Loan Documents, (ii) Operating Expenses, (iii) Income Taxes, (iv) repayments of Qualified Loans, (v) all costs and expenses incurred by Borrower for capital improvements to the Premises, other than Tenant Improvement/Leasing Commission Costs made in accordance with the Loan Documents, (vi) Tenant Improvement/Leasing Commission Costs, (vii) deposits in the Cash Collateral Account (Tenant Allowance Reserve) and (viii) amounts with respect to any of the items set forth in clauses (ii) - (vi) above which, in Borrower's reasonable judgment, are of a magnitude that merits the establishment of reserves for the payment thereof over a period of no less than two months.

     "Cash Receipts" means all income of any kind received by, or on behalf of, Borrower from the Premises (determined in accordance with the cash method of accounting), including all fixed rent, percentage rent, escalation payments, storage income, tenant work order income, cost recoveries and similar operating income items whether or not derived from the Leases.

     "Closing" means the time of the execution and delivery hereof by Borrower and Lenders and the funding of the Loan.

     "Closing Date" means the date of Closing.

     "Code" means the Internal Revenue Code of 1986, as amended, and any successor thereto.

     "Collateral" means (i) the Mortgaged Property (as defined in the Mortgage),
(ii) the Cash Collateral Account (Central Account), and (iii) any collateral delivered to Agent in accordance with Sections 4.1(g) and 4.1(h) hereof, inclusive, including, but not limited to, the Cash Collateral Account (Ratio Reserve) and the Cash Collateral Account (Tenant Allowance Reserve).

     "Control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 50% or more of the outstanding equity securities or other ownership interests of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of the outstanding equity securities or other ownership interests, by contract or otherwise.

     "Debt Service" shall mean, with respect to any period, any and all interest and scheduled payments of principal required to be made under the Loan Documents during such period; provided, however, that for the purpose of calculating the Debt Service Coverage Ratio payments of principal required shall be deemed to be on the basis of a thirty (30) year amortization schedule in lieu of the actual amortization schedule required under the Loan Documents.

     "Debt Service Coverage Ratio" or "DSCR" shall mean with respect to any twelve (12) month period ending on December 31 (or with respect to the calendar year in which the Loan is made, such shorter period ending on December 31,
1999), the ratio of Net Operating Income (excluding tenant improvement costs and leasing commissions) for such twelve (12) month period to Debt Service for such twelve (12) month period as evidenced in the financial statements to be provided to Agent by Borrower pursuant to Section 4.1(a)(i) and (iv) (hereinafter referred to as the "DSCR Financial Statements"). If applicable, at any time that Agent is in possession of collateral that has been delivered to it by or on behalf of Borrower in accordance with Sections 4.1(g) and 4.1(h), the "Debt Service Coverage Ratio" shall be calculated as if the amount of Net Operating Income for the period in question included the value of the collateral so delivered to Agent.

     "Default Rate" has the meaning set forth in Section 2.6 hereof.

     "DSCR Determination Date" has the meaning ascribed thereto in Section 4.1(g) hereof.

     "DSCR Financial Statements" has the meaning ascribed thereto in the definition of Debt Service Coverage Ratio.

     "Environmental   Indemnity  Agreement"  means  that  certain  Environmental
Indemnity Agreement between Borrower and Lenders executed on the Closing Date.

     "Environmental Law" means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or mandatory agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials applicable to the Premises or the Leasehold or their management, use or operation.

     "Environmental Site Assessment" means that certain Phase I Environmental Site Assessment 77 West Wacker Drive, Chicago, Illinois 60601 for 77 West Wacker Limited Partnership, Project Number 3157.190 prepared by Hygienetics Environmental Services, Inc., 10 South Riverside Plaza, Chicago, Illinois 60606, dated July 13, 1999.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

     "Event(s) of Default" has the meaning set forth in Section 5.1 hereof.

     "Fiscal Year" means a fiscal year of Borrower ending on December 31 in any calendar year or such other fiscal year as Borrower may select from time to time in accordance with the terms of this Agreement.

     "Fixtures" means all property and equipment now owned or hereafter acquired by Borrower and now or hereafter located under, on or above the Premises or the Leasehold and owned by Borrower, whether or not permanently affixed, which to the fullest extent permitted by applicable law in effect from time to time shall be deemed fixtures and a part of the Premises or the Leasehold.

     "Floating Rate" means, for any LIBOR Interest Period, at Borrower's election, indicated by telephonic notice, followed by written confirmation, given by Borrower to Agent no later than 11:00 a.m. New York City time, at least three (3) LIBO Business Days prior to the commencement date of the first or next succeeding LIBOR Interest Period, LIBOR plus the Applicable Margin.

     "Foreign Person" has the meaning set forth in Section 3.14 hereof.

     "GAAP" or "Generally Accepted Accounting Principles" shall mean accounting principles as generally accepted in the United States and as set forth in statements of the Financial Accounting Standards Board and/or in the Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants, or such other accounting principles as may be mutually agreed by Lender and Borrower.

     "Governmental Authority(ies)" means any (federal, state, county, municipal or other government) governmental department, commission, board, bureau, court, agency or any instrumentality of any of them having jurisdiction over Borrower, the Premises and/or the Leasehold.

     "Governmental Requirement" means any law, statute, code, ordinance, order, rule, regulation, judgment, decree, writ, injunction, franchise, permit, certificate, license, authorization, or other mandatory direction or requirement of any Governmental Authority now existing or hereafter enacted, adopted, promulgated, entered, or issued applicable to the Premises, the Leasehold Premises or Borrower.

     "Grace Period" means the period from and after the Maturity Date, until, and including, the Grace Period Termination Date.

     "Grace Period Termination Date" means September 29, 2005.

     "Guaranty" means the Guaranty provided by Prime and/or OSTRS, as the case may be, pursuant to Section 4.1(h) hereof, of Borrower's obligations to make the deposits to the Cash Collateral Account (Tenant Allowance Reserve) as provided in Section 4.1(h) hereof, such Guaranty providing that in the event that Borrower fails to make the required deposits into the Cash Collateral Account (Tenant Allowance Reserve), the guarantor under the Guaranty shall either pay the portion of the Required Amount then outstanding into the Cash Collateral Account (Tenant Allowance Reserve) or to Agent, as Agent shall instruct.

     "Hazardous Material" means any flammable explosives, radioactive materials, Asbestos, and any chemical, petroleum products, or other man-made materials with hazardous or carcinogenic toxic characteristics, including, without limitation, any substances defined as or included in the definition of "hazardous substances", "hazardous waste", "hazardous materials", "toxic substances", "contaminants", or other similar terms, by any federal, state or local environmental statute, regulation or ordinance presently or hereafter in effect, as such statute, regulation or ordinance may be amended from time to time.

     "Impositions" means all (i) real estate and personal property taxes and other taxes and assessments, public or private; utility rates and charges including those for water and sewer; all other governmental and non-governmental charges and any interest or costs or penalties with respect to any of the foregoing; and charges for any public improvement, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever that at any time prior to or after the execution of the Loan Documents may be assessed against Borrower and levied or imposed upon the Premises and the Leasehold Premises or the rents or income received therefrom, or any use or occupancy thereof which become due and payable during the term of the Loan, (ii) other taxes, assessments, fees and governmental and non-governmental charges levied imposed or assessed upon or against Borrower which become due and payable during the term of the Loan and (iii) taxes levied or assessed upon the Mortgage and the Note which become due and payable during the term of the Loan (other than (a) income, gross receipts, franchise, gift, inheritance and similar taxes imposed upon Lenders or any tax imposed in lieu of or as a direct substitute for any such income, gross receipts and similar taxes, (b) any taxes levied or assessed in connection with a Lender's transfer of all or any part of its interest in the Loan, except any transfer taxes imposed on the initial transfer of interests in the Loan by Agent within twelve (12) months of the Closing Date by any federal, state or local government in the United States of America and
(c) taxes imposed by the Federal Republic of Germany).

     "Improvements" has the meaning specified in the Mortgage.

     "Income Taxes" means all federal, state and local income taxes payable (including installment and estimated payments in respect thereof), directly or pursuant to a tax allocation agreement or successor agreement, by Borrower or its direct and indirect partners with respect to the taxable income derived or received from the Premises and the Leasehold Premises.

     "Institution" means (a) a commercial bank organized under the laws of the United States, or any State thereof, or a commercial bank organized under the laws of another country, in any case having a net worth in excess of $500,000,000, any holding company thereof and any affiliate having a net worth in excess of $500,000,000 of any such holding company; (b) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having a net worth in excess of $250,000,000, any holding company thereof and any affiliate having a net worth in excess of $250,000,000 of any such holding company; and (c) any insurance company, pension fund or investment fund having a net worth in excess of $500,000,000. Nothing in clauses
(a) through (c) of the immediately preceding sentence to the contrary, each Lender shall be deemed an "Institution".

     "JV Agreement" means that certain Amended and Restated Operating Agreement, to be entered into by OSTRS and Prime and approved by Agent, relating to the ownership of the Premises.

     "Land" means the real property more particularly described in Exhibit B attached hereto and by this reference made a part hereof.

     "Laws" means all present and future laws, statutes, codes, ordinances, orders, judgments, decrees, injunctions, rules, regulations, determinations, awards and court orders of any federal, state, municipal or local government,

Governmental Authority, regulatory agency or authority applicable to Borrower, the Leasehold and/or the Premises by 77 West Wacker Drive, L.L.C. (the "JV").

     "Leasehold" means Borrower's leasehold interest in that certain premises (the "Leasehold Premises") located adjacent to the Premises, pursuant to that certain Lease (the "Air Rights Lease"), dated as of March 7, 1991, by and between American National Bank and Trust Company of Chicago as T/u/T 66121, as landlord, and Borrower, as tenant. The parties hereto acknowledge and agree that Borrower does not own a fee interest in the Leasehold Premises and is not subject to or obligated in any way with respect to such fee interest, except as otherwise set forth in the Air Rights Lease.

     "Leases" means any and all leases, subleases, licenses, concessions or grants of other possessory interest now or hereafter in force, oral or written, covering or affecting the Premises or the Leasehold Premises, or any part thereof, including, without limitation, the leases set forth on Exhibit C hereto (true and complete copies of which have been delivered to the Agent prior to the date hereof).

     "Lending Office" shall mean:

                  For Agent, in its capacity as Lender:

                           Wilhelm Theodor Romheld Strasse 24
                           55130 Mainz
                           Federal Republic of Germany
                           Attention:  Dr. Jurgen Gerber or Mr. Armin Gemmerich

                  For LANDESBANK SCHLESWIG-HOLSTEIN:

                           Martensdamm 6
                           24103 Kiel
                           Federal Republic of Germany
                           Attention:  Stefan Kolle

                  For LANDESBANK SAAR GIROZENTRALE

                           Ursulinenstr. 2
                           66111 Sarrbrucken
                           Federal Republic of Germany
                           Attention: Mr. Hoffmann

                  For DSL BANK:

                           Kennedy allee 62-70
                           53175 Bonn
                           Federal Republic of Germany
                           Attention:  Horst Willemse

or such  other  office  as each of the  above  mentioned  Lenders,  on any other
Lender, shall designate from time to time by written notice to Borrower and Agent given at least three (3) Business Days prior to the effective date of such notice.

     "LIBO  Business Day" means a day other than (i) Saturday,  (ii) Sunday,  or
(iii) a day on which commercial banks in New York City, United States of America, London, England or Mainz, Germany are required by law to close.

     "LIBO Reserve Percentage" means the percentage representing the reserve requirement applicable to Eurocurrency Liabilities pursuant to Regulation D of the Board of Governors of the Federal Reserve System (or any successor thereto). In determining the LIBO Reserve Percentage, Agent shall take into account any transitional adjustment or phase-in provisions of the reserve requirements otherwise applicable to Eurocurrency Liabilities during the applicable LIBOR Interest Period, and, in the event of any change or variation in the reserve requirements during the applicable LIBOR Interest Period, Agent may use any reasonable averaging or attribution methods which it deems appropriate. The determination by Agent of any applicable LIBO Reserve Percentage shall be conclusive, absent manifest error. Failure by Agent to take into account the LIBO Reserve Percentage when calculating interest due with respect to the outstanding indebtedness of the Loan shall not constitute, whether by course of dealing or otherwise, a waiver by Agent of its right to collect such amounts for any future period.

     "LIBOR" means, as to the outstanding indebtedness owed hereunder with respect to the applicable LIBOR Interest Period, (a) the rate per annum equal to the offered rate for deposits in United States dollars for the applicable LIBOR Interest Period and for the amount comparable to the then outstanding indebtedness of the Loan, which appears on Dow Jones Markets Service (formerly known as Telerate) display page 3750 as of 11:00 a.m. (London time) two (2) LIBO Business Days prior to the first day of such LIBOR Interest Period (the "Determination Date") divided by (b) one minus the LIBO Reserve Percentage. "Dow Jones Markets Service display page 3750" means the display designated as "page 3750" on the Dow Jones Markets Service (or such other page as may replace page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for U.S. Dollar deposits). If such rate does not appear on Dow Jones Markets Service page 3750 as of approximately 11:00 a.m. (London time) on the Determination Date, the LIBOR for the LIBOR Interest Period will be reasonably determined by Agent in good faith on a customary commercial basis on the basis of the offered rates for deposits in U.S. Dollars for an amount comparable to the then outstanding indebtedness of the Loan for the same period of time as such LIBOR Interest Period that are offered by four (4) major banks in the London interbank market at approximately 11:00 a.m. (London time) on the Determination Date. Agent will request that the principal London office of each of the four (4) major banks provide a quotation of its U.S. Dollar deposit offered rate. If at least two (2) such quotations are provided, the LIBOR will be the arithmetic mean of the quotations. If fewer than two (2) quotations are provided as requested, the LIBOR will be reasonably determined by Agent in good faith on a customary commercial basis on the basis of the rates quoted for loans in U.S. Dollars to leading European banks for amounts comparable to the then outstanding indebtedness of the Loan for the same period of time as such LIBOR Interest Period offered by major banks in New York City at approximately 11:00 a.m. (New York time) on the Determination Date. If at least two (2) such rates are so provided, the LIBOR will be the arithmetic mean of the quotations. If fewer than two (2) rates are provided, the LIBOR which was used to determine the last LIBOR in effect shall be deemed to be the LIBOR.

     "LIBOR Interest Period" means, for any outstanding indebtedness of the Loan, the time during which the applicable Floating Rate is in effect with respect to such amount and shall mean the period commencing, (i) in the case of the first LIBOR Interest Period on the Closing Date, and (ii) with respect to any subsequent LIBOR Interest Periods, on the last day of the immediately preceding LIBOR Interest Period, and ending, in each case, at the option of Borrower, as provided below, thirty (30), sixty (60), ninety (90) or one hundred and eighty (180) days thereafter; provided, however, that whenever the last day of any LIBOR Interest Period would otherwise occur on a day other than a LIBO Business Day, the last day of such LIBOR Interest Period shall be extended to occur on the next succeeding LIBO Business Day, provided further that if such extension would cause the last day of such LIBOR Interest Period to occur in the next following calendar month, the last day of such LIBOR Interest Period shall occur on the immediately preceding LIBO Business Day.

     "Lien" means, for purposes of this Agreement and with respect to any asset, any mortgage, deed of trust, lien, pledge, charge, security interest or other encumbrance of any kind in respect of such asset, including without limitation any right or arrangement with any creditor to have its claim satisfied out of such asset, or the proceeds therefrom, prior to the general creditors of the owner thereof.

     "Loan Documents" means all instruments and agreements executed and delivered, or to be executed and delivered by Borrower, to Agent and/or Lenders in connection with the Loan, each in form and substance acceptable to Agent in its reasonable discretion. By way of example, but not limitation, such documents shall include (i) the Note, (ii) the Mortgage, (iii) this Agreement, (iv) the Environmental Indemnity Agreement, (v) the Cash Collateral Agreement (Central Account) and (vi) all such other instruments as Agent in its reasonable discretion shall require.

     "Loan to Value Ratio" means the percentage which results from a fraction, the numerator of which shall be equal to the then outstanding principal amount of the Loan minus the value of any collateral that has been delivered by or on behalf of Borrower to Agent in accordance with Sections 4.1(g) and 4.1(h) hereof, and the denominator of which shall be equal to the appraised value of the Premises(as determined by the most recent Appraisal as of the date such ratio is being computed).

     "LTV Determination Date" means the date of any Appraisal delivered to Agent pursuant to Section 4.1(g) hereof or obtained by Agent pursuant thereto.

     "Majority Lenders" means, at any time, Lenders owed more than sixty-six and two- thirds percent (66_%) of the then aggregate unpaid principal amount of the Loan.

     "Management Agreement" means the Asset and Property Management Agreement, dated as of the Closing Date, between Borrower and Manager.

     "Manager" means Prime Group Realty, L.P., Prime Group Realty Services, Inc. or another Affiliate of Borrower or any other Person retained by Borrower as its property manager and approved by Agent with respect to the Premises and the Leasehold Premises in accordance with the terms of the Loan Documents. "Maturity Date" means September 29, 2004.

     "Mortgage" means the Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of the date hereof by Borrower in favor of Lenders.

     "Mortgage Insurance Policy" means a final, marked commitment of title insurance containing such coverages as Agent reasonably deems necessary, with all general survey exceptions deleted, on forms of, and issued by, Chicago Title Insurance Company and/or such other title insurance companies as may be reasonably acceptable to Agent insuring the priority of the Lien on the Land and the improvements created by the Mortgage.

     "Net Cash Flow" means, for any period, the excess of Cash Receipts over Cash Expenditures.

     "Net Operating Income" shall include the Operating Income accrued by Borrower for the applicable calendar year less all Operating Expenses in connection with the operation of the Premises, all the foregoing being in accordance with Generally Accepted Accounting Principles.

     "Operating Expenses" means, with respect to any period, all operating expenses of the Premises including costs incurred for utilities, repairs, maintenance, security, cleaning, salaries and payroll, administrative, marketing, legal and other professional services, management fees payable to Manager, real estate taxes and insurance premiums and such other expenses as are determined in accordance with Generally Accepted Accounting Principles consistently applied, except depreciation associated with the Premises.

     "Operating Income" means, with respect to any period, all of the Rents (as hereinafter defined), revenues and income under the Leases (but specifically excluding security deposits unless and to the extent same are used to cure defaults) and/or arising from the use or enjoyment of all or any portion of the Premises and all other amounts received which, in accordance with Generally Accepted Accounting Principles, are required to be included in Borrower's financial statement as operating income of the Premises.

     "Opinion of Borrower's Counsel" means an opinion of counsel of Borrower, Winston & Strawn, in form and substance reasonably satisfactory to Agent and Agent's counsel.

     "Organizational Documents" means (i) with respect to any Person that is a corporation, the certificate of incorporation or charter and by-laws of such Person, (ii) with respect to any Person that is a partnership, the partnership agreement and, if a limited partnership, certificate of limited partnership of such Person, and (iii) with respect to any Person that is a limited liability company, the articles of organization and the operating agreement of such Person.

     "OSTRS" means OTR, an Ohio general partnership, acting on behalf of and legally binding the State Teachers Retirement System of Ohio, an instrumentality of the State of Ohio.

     "Other Taxes" mean any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from payment made hereunder or under the Note or from the execution, delivery or recording of, or otherwise with respect to, this Agreement, the Note or the Mortgage imposed by the United States or any state thereof (including any political subdivision or taxing authority thereof), other than (i) income, gross receipts, franchise, inheritance, gift and similar taxes imposed upon Lenders or any tax imposed in lieu of and as a direct substitute for any such income, gross receipts, and similar taxes and (ii) any taxes levied or assessed in connection with a Lender's transfer of all or any part of its interest in the Loan, except any transfer taxes imposed on the initial transfer of interests in the Loan by Agent within twelve (12) months of the Closing Date by any federal, state or local government in the United States of America.

     "Permitted Encumbrances" means those matters listed in Exhibit D attached hereto and made a part hereof, to which the interest of Borrower in the Premises is permitted to be subject.

     "Permitted Transferee" means a corporation, partnership, limited partnership or limited liability company, that is not a Foreign Person and is Controlled by Prime or OSTRS or both (or is under common control by Prime or OSTRS or both).

     "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

     "Permitted Exceptions" means (a) Liens in favor of Lender, (b) Permitted Prior Exceptions, (c) Leases to which Lender has provided its consent (or is otherwise deemed to have given) pursuant to Section 4.1(r) hereof and (d) other matters expressly approved by Lender in writing which are subject and subordinate to the Lien.

     "Permitted Prior Exceptions" means (a) general ad valorem real property taxes which are not delinquent, (b) Special Taxes which are not delinquent, and
(c) such other matters as Lender shall expressly approve in writing as "Permitted Prior Exceptions" for purposes of this Agreement.

     "Personal Property" means tangible personal property and Fixtures, including building materials and supplies, furnishings, equipment and other "Goods" (as defined in the Mortgage) owned by Borrower, but excluding construction equipment of a type intended for use in connection with other projects.

     "Premises" means the Land together with all of the improvements constructed thereon, Fixtures and equipment and Personal Property located thereon and used in connection with the ownership or operation thereof.

     "Prime" means Prime Group Realty, L.P., a limited partnership organized under the laws of the State of Delaware.

     "Prime Rate" means the per annum rate of interest publicly announced from time to time by Westdeutsche ImmobilienBank at Mainz, Germany as its "Prime Rate".

     "Qualified Bank" means with respect to the issuance of any letter of credit pursuant to the Loan Documents, a commercial bank (i) which can issue such letter of credit in an amount which, after giving effect to the issuance of such letter of credit, does not exceed the Agent's credit and country exposure limits, and (ii) whose Dollar-denominated long-term senior unsecured debt obligations are rated at or above A by Moody's and A by S&P.

     "Qualified Loan" has the meaning set forth in Section 4.2(m).

     "Reinvestment Rate" shall mean the yield on actively traded "On The Run" United States Treasury securities having interest payable semi-annually or the LIBOR corresponding to the appropriate LIBOR Interest Period, if applicable, and having a maturity date corresponding to the period from the day preceding the date of the applicable prepayment through (i) the Tenth Anniversary Date (if such prepayment is made prior to the Tenth Anniversary Date); (ii) the applicable LIBOR Interest Period (if such prepayment is made before the conclusion of the selected LIBOR Interest Period) or (iii) the Maturity Date (if such prepayment is made after the Tenth Anniversary Date) as reported by Bloomberg Financial Markets Commodities News screen USD, provided, however, that if the Maturity Date is not the same as the maturity date of an actively traded "On The Run" United States Treasury security, such yield shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the yields of actively traded "On The Run" Treasury securities having a maturity closest to the Maturity Date as reported by Bloomberg Financial Markets Commodities News screen USD or the equivalent screen provided by Bloomberg Financial Markets Commodities News (or any nationally recognized publicly available on-line source for similar market data in the United States reasonably selected by Agent).

     "Rents" means all of the rents, royalties, issues, revenues, income, profits and other benefits now or hereafter arising from the Premises and the Leasehold Premises and the occupancy, use and enjoyment thereof.

     "Rent Roll" has the meaning set forth in Section 3.20 hereof.

     "Repayment Amount" has the meaning set forth in Section 2.7 hereof.

     "Restraint" means any change (including introduction) after the date of this Agreement in any applicable law, rule, regulation, guidelines or directive including, without limitation, those of the United States and the Federal

Republic of Germany, or the interpretation thereof (having the force of law), by any governmental authority, central bank or comparable agency, and compliance by Lenders with any request or directive (having the force of law) to be issued after the date of this Agreement of any such authority, bank or agency.

     "Right of Others" means, as to any property in which a Person has an interest, any legal or equitable claim or other interest (other than a Lien but including a leasehold interest, a right of first refusal in connection with sale of the Premises or a right of repossession or removal) in or with respect to such property held by any other Person, and any option or right held by any other Person to acquire any such claim or other interest or any Lien in or with respect to such property.

     "Solvent" and "Solvency" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. For purposes of this Agreement, the amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that is likely to become an actual or matured liability.

     "Special Tax" means, as to any property, (a) any special assessment or other Tax which is or may become a Lien affecting such property, other than general ad valorem real property taxes, and (b) any assessment, improvement, community facilities or other special taxing district in or into which such property is or may be located or incorporated or under which any special assessment or other Tax which is or may become a Lien affecting such property is or may be imposed.

     "Taxes" means any and all present or future taxes, levies, impositions, deductions, charges or withholdings imposed by the United States or any state thereof (including any political subdivision or taxing authority thereof), and all liabilities with respect thereto; provided, however, that "Taxes" shall not include (i) income, gross receipts and similar taxes imposed upon Lenders or any tax imposed in lieu of and as a direct substitute for any such income, gross receipts and similar taxes and (ii) any taxes levied or assessed in connection with a Lender's transfer of all or any part of its interest in the Loan.

     "Tenant" means, as to any Lease, the tenant, lessee, sublessee or licensee under such Lease.

     "Tenant Improvement/Leasing Commission Costs" means, collectively, all costs and expenses incurred by Borrower for tenant improvement work, tenant work allowances or other capital improvements and allowances required pursuant to any Lease, and any leasing commissions and other costs, expenses and allowances incurred by Borrower in connection with the leasing of all or a portion of such tenant improvements pursuant to a Lease.

     "Term" means the period from and after the Closing Date until, and including, the Maturity Date or, if applicable, the Grace Period Termination Date.

     "Title Company" means Chicago Title Insurance Company and/or such other title insurance companies as may be reasonably acceptable to Agent insuring the priority of the Lien on the Land and the Improvements created by the Mortgage.

     "to the best of Borrower's knowledge" (and similar expressions) shall be construed as meaning to the actual knowledge, after reasonable due inquiry, of Borrower's Executive Vice President and General Counsel, or Associate General Counsel after direct inquiry of the building manager and other officers of Borrower having any relevant involvement in the operation of the Premises and the Leasehold Premises.

     "Trust" means Prime Group Realty Trust, a Maryland real estate investment trust, the managing general partner of Prime.


                                    ARTICLE 2
                                    THE LOAN

     Section 2.1 LOAN.

     The Loan granted under this Agreement shall be in the aggregate amount of ONE HUNDRED SEVENTY MILLION DOLLARS ($170,000,000.00) (the "Loan Amount") and shall be used for the sole purpose of the Borrower refinancing the existing financing on the Premises.

     Upon satisfaction of the conditions precedent to Lenders' obligation to advance the Loan pursuant to this Agreement, all funds to be advanced hereunder shall be advanced by each Lender to Agent in the amount set forth opposite its signature on the signature page attached hereto. Agent and the other Lenders shall advance the Loan Amount to the Title Company's escrow account on the Closing Date for payment by direction of Agent or Agent's counsel to repay the existing financing on the Premises, with any excess proceeds to be disbursed to Borrower. The obligation of each Lender under this Section 2.1(b) shall be several and not joint.

     Section 2.2 CONDITIONS PRECEDENT.

     The obligations of Lenders hereunder are subject to the condition that Agent shall have received, at or prior to the Closing, all of the following documents in form and substance satisfactory to Agent:

     a certificate of Borrower signed by a duly authorized officer of the managing general partner of Borrower, dated as of the Closing Date, stating that the following statements are true:

          the representations and warranties contained in the Loan Documents are correct on and as of the Closing Date, before and after giving effect to the making of the Loan by Lenders and to the application of the proceeds therefrom, as though made on and as of such date; and

          to the best of Borrower's knowledge, no material event has occurred and is continuing, or would result from the making of the Loan by Lenders or from the application of the proceeds therefrom, that constitutes an Event of Default;

     certified copies of the resolutions of the Board of Directors of the Trust or similar governing body, as applicable, of the general partner of Borrower approving the Loan, this Agreement, the Note and each other Loan Document to which it is or is to be a party, and of all documents evidencing other necessary partnership or corporate action and governmental and other third party approvals and consents, if any, with respect to the Loan, this Agreement, the Note and each other Loan Document;

     a copy of the Organizational Documents of Borrower and the general partner of Borrower, in each case together with each amendment thereto, and, in the case of the certificate of limited partnership of Borrower and the certificate of incorporation of the general partner of Borrower, certified (as of a date reasonably near the Closing Date) by the Secretary of State of the jurisdiction of its formation or incorporation as being a true and correct copy thereof;

     a copy of a certificate of the Secretary of State of the jurisdiction of its incorporation, dated reasonably near the Closing Date, certifying that Borrower and the general partner of Borrower are duly incorporated or formed and in good standing under the laws of the State of the jurisdiction of their respective organization;

     a copy of a certificate of the Secretary of State of the State of Illinois, dated reasonably near the Closing Date, stating that Borrower and the general partner of Borrower are duly qualified and in good standing in such State;

     a notarized certificate of a Secretary or Assistant Secretary of the general partner of Borrower certifying the names and true signatures of the officers of the Trust, authorized to sign this Agreement, the Note and each other Loan Document to which they are or are to be parties and the other documents to be delivered hereunder and thereunder;

     in connection with the security interests granted pursuant to the Mortgage:

          copies of financing statements, delivered by Borrower to Title Company for filing under the Uniform Commercial Code of the State of Illinois, as well as any other jurisdictions deemed necessary or desirable by Agent, covering the Collateral and fixtures described in the Mortgage, completed requests for information, dated on or before the Closing Date, listing the financing statements referred to in clause (A) above and all other effective financing statements filed in the jurisdictions referred to in clause (A) above that name Borrower as debtor, together with copies of such other financing statements, evidence of the completion of all other recordings and filings of or with respect to the security interest granted pursuant to the Mortgage that Agent may deem necessary or desirable in order to perfect and protect the Liens created thereby, and evidence that all other action that Agent may deem reasonably necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Mortgage has been taken;

     the Mortgage in form and substance satisfactory to Agent and duly executed by Borrower in recordable form, together with:

          evidence that counterparts of the Mortgage have been duly executed and delivered for recording to the Title Company on or before the Closing Date in such form as Agent may deem necessary or desirable in order to create a valid first and subsisting Lien on the property described therein in favor of Agent and that provision has been made for the payment of all filing and recording taxes and fees, a fully paid Mortgage Insurance Policy, in form and substance, with endorsements and in an amount acceptable to, Agent, issued and reinsured by the Title Company, insuring the Mortgage to be a valid first and subsisting Lien on the Premises and the Leasehold described therein, free and clear of all defects (including, but not limited to, mechanics' and materialmen's Liens) and encumbrances, excepting only Permitted Encumbrances, and providing for such other affirmative insurance (including endorsements for mechanics' and materialmen's Liens) and such coinsurance and direct access reinsurance as Agent may deem reasonably necessary or desirable, a survey of the Premises, certified to Agent and the issuer of the Mortgage Insurance Policy in a manner satisfactory to Agent, acceptable to Agent,

          an Appraisal of the Premises and the Leasehold indicating an open market value of at least $243,000,000, a forced sale value of at least $170,000,000 and otherwise in form and substance satisfactory to Agent, an engineering report and such other reports as Agent has requested with respect to the Premises, in form and substance and from professional firms acceptable to Agent,

          such consents and agreements of lessors, if any, and other third parties, and such estoppel letters and other confirmations, as Agent may deem reasonably necessary or desirable,

          evidence of the insurance required by the terms of the Mortgage,

          evidence that all other action that Agent may deem reasonably necessary or desirable in order to create valid first and subsisting Liens on the Premises and the Leasehold Premises has been taken, and original copies of all mortgage notes being assigned to Agent (or, if the same were not available, lost note affidavits, reasonably acceptable to Agent with respect thereto), together with all assignments, consolidations, splitters, spreaders, extensions and modifications thereto, to the extent being recorded in connection herewith, in form for recordation in Chicago, Illinois;

     the Environmental Indemnity Agreement, duly executed by Borrower;

     the Cash Collateral Agreement (Central Account), duly executed;

     the Cash Collateral Agreement (Tenant Allowance Reserve), duly executed;

     the Assignment of Contracts and Authorizations, duly executed;

     the Assignment of Leases and Rents, duly executed;

     the Note, duly executed;

     this Agreement, duly executed;

     the Environmental Site Assessment;

     a certified copy of the Management Agreement;

     the Management Subordination Agreement, duly executed;

     a favorable Opinion of Borrower's Counsel;

     copies of notices to be sent to each tenant at the Premises and the Leasehold Premises regarding the designation of Agent as an insured/loss payee/mortgagee in accordance with the Mortgage;

     Subordination, Non-Disturbance and Attornment Agreements with respect to the Major Tenants, in form and substance acceptable to Agent;

     Estoppel Certificates (as hereinafter defined) from (i) R.R. Donnelley & Sons, Inc., Everen Securities, Inc. and Jones Day, Reavis & Pogue, Attorneys-at-Law (the "Major Tenants") and (ii) any other tenants under the Leases, demising in the aggregate under clauses (i) and (ii), sixty-six and two-thirds percent (66_%) of the rentable square footage of the Premises. Notwithstanding the foregoing, Borrower will provide to Agent, Estoppel Certificates for all tenants for which Borrower received Estoppel Certificates from Seller pursuant to the Purchase Agreement. As used in this Agreement, an "Estoppel Certificate" means an estoppel certificate in form and substance acceptable to Agent which (i) is dated not more than (y) forty-five (45) days prior to the Closing Date with respect to the Major Tenant, and (z) sixty (60) days prior to the Closing Date with respect to the balance of the Estoppel Certificates.

     financial statements as requested by Agent certified as of the Closing Date and a certificate of an officer of the Trust stating no material adverse change in the financial condition of Borrower, Prime and the Trust has occurred from the date the financial statements were prepared;

     certified copies of the Leases and Rent Roll;

     payment of Commitment Fee and Arrangement Fee required to be paid hereunder pursuant to Sections 2.14 and 2.15, respectively; and

     any other documents as may reasonably be requested by Agent in Agent's reasonable discretion.

     Section 2.3 INTEREST.

     During the Term and, if applicable, the Grace Period, the Loan shall bear interest on the outstanding principal amount thereof from time to time at a rate per annum equal to the Floating Rate.

     During the Term, Borrower shall pay to Agent interest on the Loan on the last day of each applicable LIBOR Interest Period.

     If applicable, during the Grace Period (if Borrower elects the Grace Period Option pursuant to Section 2.7 hereof), Borrower shall pay to Agent interest on the Loan on the last day of each applicable LIBOR Interest Period.

     All interest on the Loan (including interest at the Default Rate) shall be calculated on an actual/360-day basis (including the first day but excluding the last day).

     Borrower may elect (i) thirty (30),  (ii) sixty (60),  (iii) ninety (90) or
(iv) one hundred and eighty (180) day LIBOR Interest Periods. In the event that Borrower fails to so designate the LIBOR Interest Period at least three (3) LIBO Business Days before the next succeeding LIBOR Interest Period, Agent shall automatically designate on Borrower's behalf a ninety (90) day LIBOR Interest Period.

     Time shall be of the essence with respect to the time periods set forth in this Section 2.3 hereof.

     Section 2.4 THE NOTE.

     The Loan by Lenders to Borrower shall be evidenced by the Note.

     Section 2.5 THE MORTGAGE AND COLLATERAL.

     The Note and all other obligations under the Loan Documents shall be secured by the Collateral. Upon the Closing of this Agreement and the execution of the Note, Borrower will cause the Mortgage to be registered or recorded in such a manner and in such a place as may be required in order to publish notice of and fully protect the lien or security interest of Lenders in the Premises and the Leasehold.

     Section 2.6 DEFAULT RATE.

     Any overdue principal or interest on the Loan shall bear interest, payable upon demand, for each day from and including the date which is one (1) day after payment thereof was due but excluding the date of actual payment at a rate per annum equal to the lesser of the maximum interest rate permitted under applicable law or a rate equal to the sum of 3.0% plus the Prime Rate (the "Default Rate").

     After the occurrence and during the continuance of an Event of Default, the Loan shall bear interest at the Default Rate.

     Section 2.7 REPAYMENT OF LOAN.

     The outstanding principal balance of the Loan shall be repaid in annual installments beginning September 30, 2000 as set forth in Exhibit E (on each respective date set forth in Exhibit E, each an "Annual Installment Payment"). The remaining outstanding principal balance and any other indebtedness payable to Agent or Lenders under the Loan Documents shall be due and payable on the Maturity Date if no Grace Period is entered into or on the Grace Period Termination Date, as the case may be.

     If Borrower fails to make any Annual Installment Payment on the date on which such payment is due, then, in addition to interest payable pursuant to
Section 2.3 or Section 2.6 hereof and notwithstanding that Borrower may have exercised the Grace Period Option, Agent may, at its option, withdraw any remaining funds from the Cash Collateral Account (Central Account) and apply the same to amortize all or a portion of the Loan then due and owing.

     Notwithstanding the foregoing, Borrower may exercise an option (the "Grace Period Option") extending the Term for the period from and after the Maturity Date to and including the Grace Period Termination Date (such period, the "Grace Period") by providing notice of such exercise (the "Designation Notice") to Agent, on or before the date that is thirty (30) days before the Maturity Date. A Designation Notice once given shall be irrevocable. The exercise of the Grace Period Option shall only be available in the event that no monetary Event of Default shall have occurred and be continuing or no default of Borrower under any material contract instrument or agreement to which Borrower is a party or by which Borrower or any of its properties or assets may be bound or to which any may be subject, which default might have a material adverse effect upon the business, operations, properties, assets or conditions (financial or otherwise) of Borrower shall have occurred and be continuing. The condition set forth in the immediately preceding sentence must be satisfied on the Maturity Date. In the event that Borrower exercises the Grace Period option, during the Grace Period all free cash flow will be deposited in the Cash Collateral Account (Central Account) and will be governed pursuant to Section 4 of the Cash Collateral Agreement (Central Account)

     Section 2.8 PREPAYMENTS.

     Borrower shall have the option on not less than ten (10) Business Days' prior written notice to Agent to prepay the Loan in whole or in part at any time and from time to time, provided, however, that any such prepayment shall be accompanied by accrued interest on the principal amount being prepaid to, but excluding, the date of such prepayment plus the Prepayment Premium, if any, determined pursuant to Section 2.9 hereof and any other amounts then due and payable under the Loan Documents.

     In addition to the foregoing, in the event that Borrower prepays all or any part of the principal amount of the Loan, Borrower shall also pay the following amount to Agent (the "Early Payment Premium") in addition to any other amounts required to be paid by Borrower to Agent pursuant to this Section 2.8 in connection with a prepayment of principal under the Loan: (i) before or on the first (1st) anniversary of the Closing Date, unless such prepayment is made in order to avoid additional liability under or pursuant to the requirements of
Section 2.10 hereof and/or Section 2.13 hereof, an amount equal to 2.0% of the principal amount so prepaid; (ii) after the first (1st) anniversary of the Closing Date but before or on the fifty-seventh (57th) month anniversary of the Closing Date, unless such prepayment is made in order to avoid additional liability under or pursuant to the requirements of Section 2.10 and/or Section
2.13 hereof,  an amount equal to 1.0% of the  principal  amount so prepaid;  and
(iii) thereafter, an amount equal to 0.0% of the principal amount so prepaid. Notwithstanding anything to the contrary herein above set forth, payment of the Early Payment Premium shall not be required in connection with a prepayment pursuant to Sections 2.13 or 8.14 hereof or Sections 3, 6, 13 or 14 of the Mortgage.

     Except for prepayments made pursuant to Sections 6 and 3(d) of the Mortgage, any prepayment made pursuant to this Section 2.8 must be made in minimum amount of One Million Dollars ($1,000,000) and in One Hundred Thousand Dollar ($100,000) increments thereafter, for each such prepayment, not including any Prepayment Premium or other costs associated with such prepayment which shall be in addition to the amount so prepaid. Prepayment of principal will be applied in inverse order to all payments required to be made hereunder. Any amounts prepaid hereunder may not be reborrowed.

     Section 2.9 FUNDING LOSS.

     Borrower shall indemnify Agent and Lenders against any actual, out-of-pocket third party costs resulting solely and directly from Borrower prepaying (including but not limited to as permitted under Section 2.8 hereof, but excluding scheduled payments of principal pursuant to the Note and payments deemed made pursuant to Section 8.14 hereof) all or any portion of the principal of the Loan before the Maturity Date. For purposes of the foregoing indemnity, such loss shall be deemed to be the lesser of (i) the actual swap termination costs incurred by Agent (if the Floating Rate was determined by Agent through the execution of one or more third party swap agreements) and (ii) any loss arising from the reemployment of funds (such lesser amount, the "Prepayment Premium"). As used in the preceding sentence, the "loss arising from the reemployment of funds" shall mean the excess, if any, of (a) the aggregate present value as of the date of such prepayment of the sum of (i) each dollar being prepaid and (ii) the amount of interest at the Floating Rate (but excluding the Applicable Margin), that would have been payable in respect of such Loan amount being prepaid if such prepayment had not been made and the Loan were repaid in full before the Maturity Date, determined by discounting such amounts at a rate equal to the applicable Reinvestment Rate from the respective dates from which they would have been payable over (b) the amount of the Loan being prepaid. If the applicable Reinvestment Rate is equal to or higher than the Floating Rate (excluding the Applicable Margin), the Prepayment Premium shall be zero. The Prepayment Premium, if any, payable by Borrower pursuant to the terms hereof, shall include such amount or amounts, as calculated by Agent in good faith, as shall compensate Agent for any out-of-pocket loss, cost or expense incurred by Agent for terminating or unwinding any "forward swap", "hedging agreement" or other contractual arrangement entered into by Agent with a third party in order to commit to provide the Floating Rate to be applicable for the Grace Period, pursuant to Section 2.3 hereof. Agent will use its reasonable best efforts to mitigate, to the greatest extent possible, such losses and expenses by reversing or unwinding any swap, forward swap, hedging arrangement or other contractual arrangement relating to the Loan and/or reinvesting any funds paid, prepaid or deposited by Borrower in a reverse swap or another manner so as to reduce or eliminate the amount of any such loss or expense.

     A certificate of Agent prepared in good faith and setting forth in reasonable detail the basis for the determination of any cost and expense and the computation of the amount thereof, shall, absent manifest error, be presumptive evidence of such cost and expense and amount.

     All amounts due under this Section 2.9 shall be payable by the Borrower within ten (10) days of demand by Agent.

     Section 2.10 TAXES.

     Any and all payments by the Borrower under this Agreement and the Note shall be made free and clear of and without deduction for Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the Note to Agent:

          the sum payable shall be increased as may be necessary so that after making all required deductions (including but not limited to deductions applicable to additional sums payable under this provision) Agent receives an amount equal to the sum it would have received had no such deductions been made; and

          the Borrower shall pay to the relevant taxation authority or other authority the full amount deducted in accordance with applicable law.

     In addition to the payment of Taxes, the Borrower agrees to pay prior to delinquency all Other Taxes, which Other Taxes may be repaid in installments if so permitted under applicable Laws.

     The Borrower hereby indemnifies Lenders for the full amount of Taxes and Other Taxes on amounts payable under this Section 2.10 which are paid by Lenders and for any actual liability (including but not limited to penalties, interest and expenses) arising in connection therewith whether or not such Taxes, Other Taxes or liabilities were correctly or legally asserted, unless due to Lenders' gross negligence or wilful misconduct. Agent shall notify Borrower immediately after Agent learns of such Taxes, Other Taxes or liabilities, but Agent's failure to so notify Borrower shall not limit Borrower's obligations under this
Section 2.10. Lenders agree to use their reasonable efforts to minimize amounts due hereunder (including, without limitation, making any filings that are necessary to maintain Lenders' respective exemptions from withholding tax and assigning their respective interests in the Loan to a branch that is eligible for such exemption, provided such efforts are not otherwise disadvantageous to the respective Lenders). This indemnity shall be fully performed within thirty
(30) days from the date Agent makes written demand therefor.

     Upon request by Agent, within thirty (30) days after the date of any payment of Taxes or Other Taxes, Borrower will furnish to Agent the original or a certified copy of a receipt or a copy of a check evidencing payment thereof or other evidence reasonably satisfactory to Agent.

     Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this Section
2.10 shall survive the termination of this Agreement and the payment in full of the Note (subject to applicable statutes of limitation).

     Section 2.11 PAYMENTS.

     All payments of principal, interest and/or any other amounts in connection with the Loan are to be made by Borrower without set-off or counterclaim to the order of Agent to the account of Agent as from time to time certified by Agent in writing to Borrower in U.S. Dollars in immediately available (same day) funds not later than 11:00 a.m. (New York City time) on the date such payment is due. If any payment would otherwise be due on a day which is not a Business Day, then such payment shall be due on the next succeeding Business Day, and interest shall accrue up to but not including such next succeeding Business Day. All amounts received hereunder by Agent shall be deemed received for the benefit of Lenders.

     Borrower hereby authorizes Agent, if and to the extent payment due by Borrower under any Loan Document is not made when due under any Loan Document, to charge from time to time against any and all of Borrower's accounts with Agent any amount so due.

     Section 2.12 DISTRIBUTION TO LENDERS.

     When Agent receives current funds, in payment of principal, interest or any other sums due hereunder, on or prior to 11:00 a.m. (New York City time) on any Business Day, then, on such date, Agent will notify Lenders of the same and will distribute like funds by wire transfer of immediately available funds to the Lenders ratably to such accounts at such places as have been designated by the respective Lenders in writing from time to time. If such funds are received after 11:00 a.m. (New York City time) on any Business Day, then Agent shall distribute such funds no later than the next succeeding Business Day. Upon Agent's receipt of any other amounts payable by Borrower or any other Persons, for items other than principal or interest, Agent shall promptly cause the payment to be applied in accordance with this Agreement. Unless Agent shall have received notice from Borrower prior to the date on which any payment is due to Lenders hereunder that Borrower will not make such payment in full, Agent may assume that Borrower has made such payment in full to Agent on such date and Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrower shall not have so made such payment in full to Agent, each Lender shall repay to Agent forthwith on demand the portion of such amount distributed to such Lender for which Agent did not in fact receive payment from or on account of Borrower together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender makes such repayment to Agent, at the Floating Rate. Borrower shall not be liable for Agent's failure to make such distributions to Lenders.

     Section 2.13 INCREASED COSTS; OVERRIDING EVENTS.

     In the event of the imposition of any Restraint which shall prohibit or restrict the making or maintaining of the Loan or the charging of interest thereon, Borrower agrees that Agent shall have the right in good faith:

          to comply with any such Restraint and to require the conversion of the Floating Rate to an alternative interest rate (if available or determinable) (Agent shall use its reasonable best efforts to provide Borrower with a rate of interest commensurate to the Floating Rate or a rate of interest consistent with loans and borrowers of a similar type);

          to permit compliance with such Restraint; or

          if an alternative interest rate is not available or determinable, to require repayment in full of the outstanding principal amount of the Loan together with accrued interest thereon on the earlier of:

               immediately, if Lenders may not lawfully continue to fund and maintain the Loan to such day; provided, however, in the event Borrower cannot make such immediate payment, Borrower will not be required to pay interest at the Default Rate for a period of one hundred eighty (180) days from the date of such request by Agent;

               sixty (60) days after written notice (notified by telecopy or telex) to Borrower to repay the Loan in full, or such longer period (not to exceed one hundred eighty (180) days) after the date of such written notice as may be reasonably required for Borrower to repay the Loan in full.

     In the event of the imposition of any Restraint which shall make it impossible or unlawful for Lenders to give effect to or to maintain any of their obligations under this Agreement (except as noted in (a) above), then except as provided in Section 2.13(c) hereof, Agent may give notice of such fact to Borrower whereupon Lenders' obligations hereunder shall immediately terminate and Borrower shall, within sixty (60) days after receipt of such notice (or within such shorter period as may be specified in the relevant Restraint thereof) or such longer period (not to exceed one hundred eighty (180) days) as may be reasonably required for Borrower to repay the Loan in full) repay Agent in full the outstanding principal amount of the Loan together with accrued interest thereon and any other charges due to Lenders hereunder, excluding the Early Prepayment Premium and, in respect of a Restraint based on a change of the laws of the Federal Republic of Germany, excluding the Prepayment Premuim.

     If a Restraint requires that any Lender transfer the Loan from the jurisdiction in which it was originally made or then currently held to an office of such Lender in another jurisdiction and the transfer shall:

          impose, modify or deem applicable any liquidity, reserve, capital adequacy, special deposit or similar requirement against any assets of, deposits with or for the account of, or loans by such Lender (or its Lending Office), or impose on such Lender (or its Lending Office) any other conditions with respect to this Agreement (other than Taxes, Other Taxes or other liabilities covered by Section 2.10 hereof),

and the result of any of the foregoing is to increase the cost to such Lender (or its Lending Office) of giving effect to the terms of this Agreement or of agreeing to make or making, funding or maintaining the Loan, then in lieu of
Section 2.13(b) hereof, upon notification of such amount by Agent, Borrower shall either (i) promptly reimburse Agent for such actual, out-of-pocket increased costs or (ii) prepay the entire outstanding principal of the Loan and any interest accrued thereon (in which event, the Early Prepayment Premium shall not be due). Lenders shall use their commercially reasonable efforts to minimize additional amounts due hereunder (including, without limitation, making any filings that are necessary to minimize or eliminate the effect of the Restraint and assigning their respective interests in the Loan to a branch or other Lender to which the Restraint is not applicable).

     A certificate prepared in good faith setting forth the basis for the determination of the facts, or the increased costs as noted in Subsection (a),
(b) and (c) immediately above, submitted by Agent to Borrower shall, absent manifest error, be presumptive evidence of such actual, out-of-pocket increased costs.

     Section 2.14 COMMITMENT FEE.

     Borrower shall pay to Agent on the Closing Date for the account of Lenders a non-refundable commitment fee in the amount of EIGHT HUNDRED FIFTY THOUSAND DOLLARS ($850,000), that being 0.50% of $170,000,000.

     Section 2.15 ARRANGEMENT FEE.

     Borrower shall pay to each of Agent and MCM Consulting Group on the Closing Date for each of their own account, a non-refundable arrangement fee in the amount of FOUR HUNDRED TWENTY FIVE THOUSAND DOLLARS ($425,000).

     Section 2.16 LENDING OFFICE.

     The Loan shall be made by each Lender from the office identified as its Lending Office hereunder or from such other branch or affiliate of each such Lender as each such Lender may designate to Borrower and Agent in writing as its Lending Office.

                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

     Borrower represents and warrants to Lenders, as of the date hereof, that:

     Section 3.1 GOOD STANDING OF BORROWER AND ITS GENERAL PARTNERS.

     Borrower is a limited partnership and is organized and existing and in good standing under the laws of the State of Illinois. Prime is a limited partnership, organized, existing and in good standing under the laws of the State of Delaware, and is qualified to do business in Illinois. The Trust is a real estate investment trust, organized, existing and in good standing under the laws of the State of Maryland.

     Section 3.2 AUTHORITY OF BORROWER.

     Borrower has full power and authority to purchase and own the Premises, to enter into this Agreement, to make the borrowings under this Agreement, to execute and deliver the Loan Documents, and to incur and perform the obligations provided for in the Loan Documents, all of which have been duly authorized by all proper and necessary action. Except for those consents or approvals already obtained, no consent or approval of any Governmental Authority is required on the part of Borrower as a condition to the validity or performance of any Loan Documents.

     Section 3.3 AUTHORIZATIONS.

     All authorizations, consents, approvals, registrations, exemptions and licenses with or from Governmental Authorities which are necessary for the borrowing, the execution and delivery of all Loan Documents, and Borrower's performance under all Loan Documents have been effected or obtained and are in full force and effect.

     Section 3.4 BINDING AGREEMENT.

     The Note and all other Loan Documents as executed and delivered concurrently with this Agreement for value received, constitute, the valid and legally binding obligations of Borrower enforceable in accordance with their terms, subject only as to enforcement, bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

     Section 3.5 LITIGATION.

     There are no proceedings or investigations pending against Borrower or, to the best knowledge of Borrower, threatened before any court or arbitrator or before or by any Governmental Authority which, in any one case or in the aggregate, if determined adversely to the interests of Borrower would have a material adverse effect on the business, Premises, Leasehold Premises, condition (financial or otherwise) or operations of Borrower or its general partner.

     Section 3.6 NO CONFLICTS.

     There is no statute, regulation, rule, order or judgment, and no provision of any mortgage, deed of trust, indenture, contract or agreement to which Borrower is a party which would prohibit, conflict with or in any way prevent the execution, delivery or carrying out of the terms of any Loan Documents by Borrower in any material manner.

     Section 3.7 FINANCIAL CONDITIONS.

     The financial statements heretofore delivered to Agent fairly present the financial condition of Borrower, as of the dates and for the periods referred to, and have been prepared in accordance with Generally Accepted Accounting Principles consistently applied throughout the periods involved. There have been no material adverse changes in the business, Premises, Leasehold Premises, condition (financial or otherwise) or operations of Borrower which would materially, adversely affect Borrower's ability to comply with its obligations under the Loan Documents.

     Section 3.8 EMPLOYEE BENEFIT PLANS.

     Borrower (a) is not and will not be an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, and the assets of Borrower do not and will not constitute "plan assets" of one or more such plans for purposes of Title I of ERISA, and (b) Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to "governmental plans".

     Section 3.9 GOVERNMENTAL PLAN.

     Borrower is not and will not be a "governmental plan" within the meaning of
Section 3(32) of ERISA and transactions by or with Borrower are not and will not be subject to state statutes applicable to Borrower regulating investments of and fiduciary obligations with respect to governmental plans.

     Section 3.10 INVESTMENT COMPANY.

     Borrower is not (i) an "investment company", an "affiliated person" of, "promoter" or "principal" underwriter for or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) subject to any other Law that purports to restrict or regulate its ability to borrow money. The making and funding of the Loan by Lenders, the application of the proceeds and repayment thereof by Borrower and the consummation of the transactions contemplated by this Agreement and the other Loan Documents will not violate any Law, including, without limitation, any provision of such Acts or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.

     Section 3.11 HAZARDOUS MATERIALS.

     Neither Borrower nor its general partner is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment (other than investigations and/or assessments made in connection with the Environment Site Assessment) or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at the Premises or the Leasehold Premises in violation of applicable laws, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and, to Borrower's knowledge, all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, the Premises or the Leasehold Premises have been disposed of in a manner not reasonably expected to result in material liability to Borrower or any of its limited partners.

     Section 3.12 SOLVENCY.

     Borrower and its general partner is Solvent.

     Section 3.13 BORROWER'S ADDRESS.

     The location of Borrower's and its general partner's principal place of business and chief executive office is as follows:

                  77 West Wacker Drive
                  _ Prime Group Realty Trust
                  77 West Wacker Drive, Suite 3900
                  Chicago, Illinois  60601

                  Prime Group Realty, L.P.
                  77 West Wacker Drive
                  Chicago, Illinois  60601

     Section 3.14 FOREIGN PERSON.

     Neither Borrower nor its general partners are a "foreign person" (a "Foreign Person") within the meaning of ss. 1445(f)(3) of the Code.

     Section 3.15 BANKRUPTCY.

     No bankruptcy, reorganization or insolvency proceedings are pending or contemplated either by Borrower or, to the best of Borrower's knowledge, against Borrower (or, if Borrower is a partnership or a limited liability company, any of its general partner(s) or managing member(s)).

     Section 3.16 COMPLIANCE WITH LAWS.

     To the best of Borrower's knowledge, the Premises, the Leasehold Premises and the current intended use thereof by Borrower comply in all material respects with all applicable restrictive covenants, zoning ordinances, subdivision and building codes, flood disaster laws, health and occupational laws having jurisdiction over the Premises and the Leasehold Premises. The Premises constitutes one or more separate tax parcels for purposes of ad valorem taxation. To the best of Borrower's knowledge, the Premises and the Leasehold Premises do not require any rights over, or restrictions against, other property in order to comply with any of the aforesaid Laws which have not been obtained and provided to Agent or its counsel for its review and approval.

     Section 3.17 UTILITY SERVICE.

     All utility services necessary and sufficient for the full use, occupancy and operation of the Premises and the Leasehold Premises for their intended purposes are available to the Premises and the Leasehold Premises, as applicable, including water, storm sewer, sanitary sewer, gas, electric, cable and telephone facilities, through public rights-of-way or perpetual private easements approved by Agent.

     Section 3.18 ACCESS.

     All streets, curb cuts and driveways necessary for access to and full use, occupancy, operation and disposition of the Premises have been completed, have been dedicated to and accepted by the appropriate municipal authority and are open and available to the Premises and the Improvements without further condition or cost to Borrower.

     Section 3.19 INSURANCE.

     As of the date of this Agreement, all insurance required by the terms of the Mortgage is in full force and effect and none of the premiums payable therefore have been financed.

     Section 3.20 RENT ROLL.

     Borrower has delivered a true, correct and complete schedule (a "Rent Roll") of all Leases affecting the Premises and the Leasehold Premises as of the date hereof reasonably satisfactory to Agent and its counsel, which information thereon is accurate in respect of each Lease, and Borrower has delivered to Agent and its counsel for its review and approval true, correct and complete copies of all Leases described in the Rent Roll.

     Section 3.21 NO RELIANCE ON AGENT OR LENDERS.

     Borrower is a sophisticated owner, operator, developer, manager and investor in real estate and its decision to enter into this Loan is based upon its own independent expert evaluation of the terms, covenants, conditions and provisions of the Loan Documents and such other matters, materials and market conditions and criteria which Borrower and such parties deemed relevant. Borrower and its Affiliates have not relied in entering into this Agreement, the Loan or the other Loan Documents upon any oral or written information, representation, warranty or covenant from Lenders, or any of its representatives, employees, Affiliates or agents other than the representations and warranties, if any, of Lenders contained herein. Borrower, on behalf of itself and its Affiliates, further acknowledges that no employee, agent or representative of Lenders have been authorized to make, and that Borrower and its Affiliates have not relied upon, any statements, representations, warranties or covenants other than those specifically contained in this Agreement and in the other Loan Documents. Without limiting the foregoing, Borrower acknowledges that Lenders have made no representations or warranties as to the Loan or the Premises (including, without limitation, the cash flow of the Premises, the value, marketability, condition or future performance thereof, the existence, status, adequacy or sufficiency of the Leases, the tenancies or occupancies of the Premises, or the sufficiency of the cash flow of the Premises, to pay all amounts which may become due from time to time pursuant to the Loan).

                                    ARTICLE 4
                       AFFIRMATIVE AND NEGATIVE COVENANTS

     Section 4.1 AFFIRMATIVE COVENANTS.

     So long as Borrower may borrow hereunder and until payment in full of the Note and all sums borrowed under this Agreement and performance of all other obligations of Borrower under this Agreement and the Loan Documents, Borrower shall do the following:

     Furnish to Agent:

          as soon as  available  but in no event  more than one  hundred  twenty
     (120) days after the close of Borrower's fiscal year, a copy of the annual audit report relating to Borrower in reasonable detail satisfactory to Agent and prepared in accordance with Generally Accepted Accounting
     Principles by Ernst & Young or other certified independent public accountants reasonably satisfactory to Agent, together with financial statements consisting of a balance sheet as of the end of such fiscal year and statements of income and cash flows of Borrower for such year;

          as soon as  available  but in no event  more than one  hundred  twenty
     (120) days after the close of the Trust's fiscal years, a copy of the annual financial statement relating to the Trust, in reasonable detail satisfactory to Agent and prepared in accordance with Generally Accepted Accounting Principles, together with financial statements consisting of a balance sheet as of the end of such fiscal year and statements of income and cash flows of the Trust for such year.

          promptly upon receipt thereof, copies of any reports and management letters submitted to Borrower by such accountants in connection with any annual or interim audit of the books of Borrower;

          within forty-five (45) days after June 30 of each calendar year during the term of the Loan, an updated Rent Roll, semi-annual leasing status reports and unaudited financial statements for the Premises certified by an officer of the Trust;

          within forty-five (45) days after December 31 of each calendar year during the term of the Loan, an updated Rent Roll and semi-annual leasing status reports for the Premises certified by an officer of the Trust; and

          such financial, statistical and general information, readily available to or producible by Borrower, as Agent may reasonably request.

     Pay all of its indebtedness as and when the same shall come due, provided Borrower may contest any of the same as long as such contest is pursued in good faith and with due diligence and does not adversely affect Lenders.

     Satisfy and comply in all material respects with all Governmental Requirements applying to and affecting the Premises and the Leasehold Premises and shall obtain and maintain in full force and effect until the Loan has been repaid in full all necessary licenses, permits and similar matters with respect to the Premises and the Leasehold Premises, all without cost or expense to Lenders where failure to do so would result in a material adverse effect on the business, Premises, Leasehold Premises, condition (financial or otherwise) or operations of Borrower, it being understood that Borrower may contest any of same as long as such contest is pursued in good faith and with due diligence and does not adversely affect Lenders. Immaterial violations which Borrower is proceeding to cure and which do not result in a Lien being created on the Premises or the Leasehold shall not cause Borrower to be in default of this
Section 4.1(c).

     Permit Agent or its representative and any Governmental Authority, upon reasonable notice, to visit and inspect the Premises or the Leasehold Premises at any time during normal business hours and at all other reasonable times; provided, however, that all such visits and inspections shall be scheduled so as to cause minimal disruption to the business and operation of Borrower, Leasehold Premises and Premises. Agent hereby acknowledges and agrees that all such rights to visit and inspect are subject to any and all limitations and/or restrictions of tenants or other occupants now or hereafter in the Premises or the Leasehold Premises.

     Give prompt written notice to Agent of:

          any action or proceeding instituted by or against Borrower in any court or by any Governmental Authority, or of any such proceedings of which Borrower obtains actual knowledge threatened against Borrower, which action or proceeding may have a material adverse effect upon the business, operations, Premises, Leasehold, assets or conditions (financial or otherwise), of Borrower; and
          any other action, event or condition of any nature known to Borrower or of which it should have knowledge which constitutes an Event of Default, or a default of Borrower under any material contract instrument or agreement to which Borrower is a party or by which Borrower or any of its properties or assets may be bound or to which any may be subject, which default may have a material adverse effect upon the business, operations, properties, assets or conditions (financial or otherwise), of Borrower.

     Deliver to Agent all items, documents, writings, reports and information reasonably required by Agent to consummate the Loan.

     During the term of the Loan, cause the Debt Service Coverage Ratio to be not less than 1.25/1.00 as at any December 31 (each such date, a "DSCR Determination Date"). If, as at any DSCR Determination Date during the term of the Loan, the Debt Service Coverage Ratio is less than as required in the preceding sentence (any DSCR Determination Date with respect to which the Debt Service Coverage Ratio is less than as required, a "DSCR Failure Date"), the same shall not constitute an Event of Default hereunder if within five (5) Business Days after delivery to Agent of the DSCR Financial Statements relating to such DSCR Failure Date, Borrower shall cause all Net Cash Flow and/or any funds then available in the Cash Collateral Account (Central Account) to be deposited in the Cash Collateral Account (Ratio Reserve), which shall be created pursuant to the Cash Collateral Agreement (Ratio Reserve) then entered into by Borrower and Agent, until such time as the DSCR equals or is greater than 1.50/1.00. Any cash or other collateral delivered to Agent or deposited in the Cash Collateral Account (Ratio Reserve) in accordance with this Section 4.1(g) shall constitute "Collateral" for all purposes under this Agreement. In the event that the first sentence of this Section 4.1(g) is breached, upon request by Agent, Borrower shall deliver to Agent, at Borrower's own cost and expense, within sixty (60) days of said request, an M.A.I. appraisal, reasonably satisfactory in form and scope to Agent, prepared by an appraiser, selected by Borrower and reasonably satisfactory to Agent (an "Appraisal") of the Premises and the Leasehold. Notwithstanding and in addition to the provisions of the immediately preceding sentence, Agent, at its own cost and expense, may obtain an Appraisal once each calendar year. The parties hereto acknowledge and agree that no results of an Appraisal shall alter any right, liability or obligation set forth in any Loan Document.

          Concurrently with the deposit of any cash or other collateral with Agent pursuant to Sections 4.1(g) and 4.1(i) hereof, deliver to Agent such agreements and other documents and instruments necessary to grant Agent a perfected first priority security interest in such deposits including but not limited to an executed Cash Collateral Agreement (Ratio Reserve), and Cash Collateral Agreement (Tenant Allowance Reserve). Any cash or other collateral so deposited shall be held in an interest-bearing account in trust and applied by Agent in accordance with the Loan Documents as security for the payment of any sums due or to become due by Borrower under the Loan Documents. Upon the satisfaction in full of all of Borrower's obligations under the Loan Documents and the Debt Service Coverage Ratio being not less than 1.50/1.00 as at any DSCR Determination Date without regard to the Collateral delivered to Agent pursuant to Section 4.1(g), Agent shall, within five (5) days after receipt by Agent of the written request of Borrower, pay or return to Borrower the cash or collateral heretofore deposited with any interest accrued thereon.

          In addition to the foregoing, at any time during the term of the Loan, Borrower may request that Agent release any cash or collateral previously delivered to Agent pursuant to Section 4.1(g) hereof (each such request, a "Collateral Release Request"). Each Collateral Release Request shall be delivered to Agent in writing, together with (x) a current Rent Roll and
     (y) a projected cash flow statement with respect to the Premises for the ensuing 12-month period (which cash flow statement shall reflect any recent leasing activity with respect to the Premises), each certified by an officer of the Trust, and (z) any other financial statements or documents reasonably requested by Agent. If, in Agent's reasonable judgment, the Debt Service Coverage Ratio for the ensuing 12-month period is likely to be equal to or greater than 1.50/1.00 within five (5) days after receipt by Agent of the applicable Collateral Release Request, Agent will release to Borrower any cash or collateral previously delivered to Agent pursuant to
     Section 4.1(g) hereof.

     Deposit to the Cash Collateral Account (Tenant Allowance Reserve) the sum of $1,500,000 (the "Tenant Allowance Reserve") semi-annually commencing on April 1, 2000 and on the 1st of each October and April thereafter (each a "Deposit Date"), until the Maturity Date such that, upon the Maturity Date, the Cash Collateral Account (Tenant Allowance Reserve) shall have $15,000,000 on deposit (the "Required Amount"); provided, however, that in the event that any of the Major Tenants renews or extends the term of its applicable Lease, the Cash Collateral Account (Tenant Allowance Reserve) shall be reduced pro rata, and any such funds released from escrow shall promptly be paid to Borrower. As an alternative to the requirements of the previous sentence, Borrower may, at any time during the term of the Loan, deposit, on any Deposit Date, into the Cash Collateral Account (Tenant Allowance Reserve) an amount not less than $750,000 (any such amount, a "Deposit Amount"), so long as Borrower also provides to Agent (1) an Acceptable Letter of Credit and/or (2) a Guaranty, the amounts represented by the instruments indicated in clauses (1) and (2) of this sentence to equal not less than the difference between $1,500,000 and the Deposit Amount. Furthermore, and subject to the second sentence of this Section 4.1(i), if Borrower exercises the Grace Term Option, Borrower shall deposit into the Cash Collateral Account (Tenant Allowance Reserve) such sums as are necessary to provide the Required Amount to be on deposit in the Cash Collateral Account (Tenant Allowance Reserve). Notwithstanding anything to the contrary set forth previously in this Section 4.1(i), Borrower will have the right to withdraw funds on deposit in the Cash Collateral Account (Tenant Allowance Reserve) for Tenant Improvement/Leasing Commission Costs in respect of the Major Tenants from time to time in accordance with the terms of the Cash Collateral Agreement (Tenant Allowance Reserve) (including, without limitation, the releasing of any portion of the Premises currently leased to a Major Tenant) upon the satisfaction of the following terms and conditions: (i) no Event of Default has occurred and is continuing, and (ii) any amounts so withdrawn will be applied only to the payment of Tenant Improvement/Leasing Commission Costs in respect of the Major Tenants, and Borrower shall have delivered to Agent a duly executed officer's certificate of the Trust confirming the foregoing and Borrower will deliver, or will have previously delivered, to Agent a copy of the fully executed Lease or the amendment to the Lease, or the final draft thereof, to which such Tenant Improvement/Leasing Commission Costs relate (or, in lieu thereof, a summary of the material terms of such lease, with a full copy to be delivered within thirty (30) days). In the event that funds are withdrawn pursuant to the immediately preceding sentence, the security for such funds shall be released as applicable, in the following order: first, the Guaranty, if any, and second, the Acceptable Letter of Credit, if any.

     Operate the Premises and the Leasehold at all times as a first class "A" office building in accordance with all applicable Laws, cause the Premises and the Leasehold to be managed by the Manager in accordance, in all material respects, with the terms of the Management Agreement, perform and cause Manager to observe all the terms and provisions of the Management Agreement to be performed or observed by it in all material respects, maintain the Management Agreement in full force and effect and enforce the Management Agreement in accordance with its terms in all material respects, in each case subject to the provisions of Section 4.2(h) hereof. Notwithstanding the foregoing or anything in Section 4.2(h) hereof, if the Management Agreement is terminated in accordance with the terms hereof, any successor manager selected hereunder by Agent or Borrower to manage the Premises shall be recognized in the City of

Chicago as a first-class manager of a stature at least comparable, in Agent's reasonable judgment, to the preceding Manager, or a qualified (in Agent's reasonable judgment) independent office building management company managing similar buildings. Any agreement between Borrower and the new Manager shall be subject to Agent's prior written approval (which approval shall not be unreasonably withheld, conditioned or delayed) provided that (a) in Agent's reasonable judgment such agreement is no more favorable to the new Manager and no less favorable to Agent than the Management Agreement with the preceding Manager; and (b) the new Manager enters into an agreement to subordinate its management fees in the same form as the preceding Manager or in such other form as Agent shall have approved in Agent's reasonable discretion.

     Pay and discharge before the same shall become delinquent, (i) all Impositions imposed upon or that become a Lien upon the Premises; provided, however, that Borrower shall not be required to pay or discharge any such Imposition that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained in accordance with the provisions of and as provided by this Agreement, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors and the enforcement thereof is not stayed pending resolution of the subject contest.

     Comply, and require all tenants in accordance with their applicable Leases and other Persons operating or occupying the Premises or the Leasehold Premises to comply, in all material respects, except as may be permitted by and provided in this Agreement, with all applicable Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits necessary for its operations, the Leasehold Premises and the Premises, if any, and to the extent required by any Environmental Law, conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove from the Premises or the Leasehold Premises, as applicable, and clean up all Hazardous Materials which are reasonably expected to result in material liability to Borrower, in accordance with the requirements of all Environmental Laws; provided, however, that Borrower shall not be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

     Preserve and maintain its existence, legal structure, legal name, rights (charter and statutory), permits, licenses, approvals, privileges and franchises; provided, however, that Borrower shall not be required to preserve any right, permit, license, approval, privilege or franchise if Borrower shall determine that the preservation thereof is no longer desirable in the conduct of the business of Borrower, as the case may be, and that the loss thereof is not disadvantageous in any material respect to Borrower or Lenders and on the condition that Borrower notifies Agent in writing of any such change, promptly thereafter.

     [Intentionally Omitted]

     To the extent required by Environmental Law, establish and maintain an operations and maintenance program with respect to any Asbestos and Asbestos-containing Materials located at the Premises or the Leasehold Premises, which operations and maintenance program shall comply with all applicable Laws, conform in all material respects to applicable guidelines established by any Governmental Authority and otherwise be designed in all material respects to incorporate all prudent and reasonable safeguards in order to minimize any health risk to patients, residents, employees and guests at the Premises and the Leasehold Premises from the presence of Asbestos or Asbestos-containing Material.

     Maintain or cause to be maintained the Premises and the Leasehold Premises in good order, repair and operating condition, ordinary wear and tear and the occurrence of any casualty or condemnation excepted, make or cause to be made promptly, when necessary, all necessary repairs, restorations, renewals, replacements, additions and improvements thereto, interior and exterior, structural and nonstructural, foreseen and unforeseen, or otherwise necessary to ensure that the same shall not in any way be diminished or impaired in any material respect, and not cause or knowingly allow the Premises or the Leasehold Premises to be wasted.

     Keep the Premises and the Leasehold Premises equipped as now operated and will replace all worn out or obsolete equipment in order to maintain and operate the Premises as a first class "A" building and comply with all Laws; provided, however, that Borrower shall not be required to replace any equipment if
Borrower  shall  determine  that  such  replacement  is no longer  necessary  or desirable in the conduct of the business of Borrower and that the non-replacement of such equipment does not adversely affect, in any material respect, Borrower or Lenders.

     Cause all Leases, and all amendments,  renewals and extensions  thereof, to
(i) provide for rental rates and terms which, in Borrower's reasonable judgment, are comparable to existing local market rates and terms, (ii) be arms-length transactions and (iii) be written on the standard form of lease, which is hereby approved by Agent without material changes therefrom, (or, with respect to any amendment, renewal or extension of an existing Lease, on the form of such existing Lease). Upon request, Borrower shall furnish Agent with executed copies of all Leases (including any amendments or modifications). No material changes may be made to Agent-approved standard form of lease without the prior written consent of Agent, which consent shall not be unreasonably withheld, conditioned or delayed. Without Lender's prior consent (which consent shall not be unreasonably withheld, conditioned or delayed), Borrower shall not (i) amend or terminate any Lease with any Tenant whose Lease or Leases demise in the aggregate at least 30,000 square footage of the rentable square footage of the Premises, (ii) amend or terminate any Lease with any Tenant so as to cause a material adverse effect on the Net Operating Income and (iii) enter into any new Lease which demises in the aggregate at least 45,000 square footage of the rentable square footage of the Premises. Within ten (10) Business Days of receipt by Lender of written notification by Borrower to Lender of Lender's need to provide its consent pursuant to this Section 4.1(r), Lender shall provide Borrower with its written consent, which consent shall not be unreasonably withheld, conditioned or delayed, or objection, and stating the reason for such objection. If such consent or objection is not received by Borrower within the time frame provided for in the previous sentence, Lender's consent to the specific request shall be deemed granted, provided that such consent shall not be deemed granted after the occurrence and during the continuance of any Event of Default.

     Use all reasonable efforts to obtain, within ninety (90) days of the Closing Date, Subordination, Non-Disturbance and Attornment Agreements (the "SNDAs") with respect to the Leases from each Tenant in favor of Agent, in form and substance acceptable to Agent; provided, however, that a Tenant's failure to execute an SNDA pursuant to the terms of such Tenant's Lease shall not be deemed to be a default of Borrower under this Section 4.1(s).

     Now and in the future remain Solvent and pay its debts from its assets as the same shall be due and payable unless such debts are contested by Borrower in good faith, and such contest is pursued continually and diligently.

     Do, will do or caused to be done all things necessary to preserve its limited partnership status and/or existence.

     Maintain its books, records and bank accounts separate from those of its Affiliates and any constituent party.

     Be, and at all times hold itself out to the public as a legal entity separate and distinct from any other entity (including any Affiliate of Borrower, any constituent party or any Affiliate of any constituent party).

     Now and in the future maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any constituent party or any Affiliate of any constituent party, or any other Person.

     Except for security deposits paid or payable to Borrower by tenants under the Lease, pay or cause to be paid in the Lockbox (as defined in the Cash Collateral Account (Central Account)) or the Cash Collateral Account (Central Account) all Rents.

     Prior to the date hereof, and from time to time upon the reasonable request of Lender, the Borrower shall deliver to Lender, in form and substance satisfactory to Lender, such endorsements to the Mortgage Insurance Policy and such preliminary title reports and other title or lien searches (including UCC searches) and tax service contracts as Lender may reasonably require from time to time.

     Prior to the date that is thirty (30) days after the date hereof, cause there to be executed by an unrelated third-party an interest rate hedge guaranty, acceptable to Agent, indemnifying Lenders against interest that accrues on the Loan at an annual rate in excess of 9%. Until such time as the guaranty described in the immediately preceding sentence is in place, Prime shall be personally liable for and guaranty to Lenders the interest that accrues on the Loan at an annual rate in excess of 9%.

     Section 4.2 NEGATIVE COVENANTS.

     Until payment in full of the Note and all sums borrowed under this Agreement and performance of all other obligations of Borrower under this Agreement and the Loan Documents, Borrower shall not do the following:

     Mortgage, pledge, grant or permit to exist a security interest in or a lien upon any of its assets now owned or hereafter acquired, without first obtaining the written consent of Agent which consent cannot be unreasonably withheld, conditioned or delayed; provided, however, that Borrower may contest any Lien upon on its assets as long as such contest is pursued in good faith and with due diligence and does not materially adversely affect Lenders. Notwithstanding the aforementioned, Borrower may enter into such equipment financing contracts, installment sales contracts and the like in order to finance the reasonable day-to-day equipment needs of Borrower at the Premises.

     Institute or cause to be instituted, by an issuer or underwriter of, or be a party to any public offering with respect to the Premises within the meaning of the Securities Act of 1933 and the Securities and Exchange Act of 1934.

     Make distributions (other than distributions to the partners comprising Borrower, as required in Borrower's partnership agreement, and for Income Taxes), if the Debt Service Coverage Ratio for the preceding calendar year is less than 1.25/1.00. Distributions for Income Taxes are expressly permitted at all times. At any time that the Debt Service Coverage Ratio is equal to or greater than 1.25/1.00, Borrower shall have the right to distribute all amounts that it has previously retained pursuant to the requirements of this Section 4.2(c).

     Enter into or suffer to exist any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets other than in favor of Lenders; provided, however, that Borrower may contest any such lien upon on its property or assets as long as such contest is pursued in good faith and with due diligence and does not adversely affect Lenders.

     Make any material change in the nature of its business as carried on at the date hereof or engage in any business or activity other than the ownership, operation and maintenance of the Premises and the Leasehold Premises, and activities incidental thereto.

     Guarantee payment of any obligation of any Person or pledge its assets for the benefit of any third party, including the general partner, principal or Affiliate of Borrower, as the case may be.


     File or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors.

     Without Agent's prior consent (which consent shall not be unreasonably withheld, conditioned or delayed): (i) cancel or terminate the Management Agreement or consent to or accept any cancellation or termination thereof except as permitted under the JV Agreement, (ii) amend or otherwise modify, in any material respect, the Management Agreement, (iii) waive any material default under or breach of the Management Agreement, or (iv) agree in any manner to any other amendment, modification or change of any material term or condition of the Management Agreement, in each case of each of clauses (i) through (iv) inclusive, if such action would materially and adversely impair the interest or rights of Lenders. Agent's withholding of its consent to a new property manager shall not be deemed to be unreasonable if the new property manager, in Agent's sole reasonable determination, is not a generally recognized manager of first-class office buildings in Chicago.

     [Intentionally Omitted]

     Change its Fiscal Year unless such change would not adversely affect or alter in any material respect the calculation of Debt Service Coverage Ratio pursuant to this Agreement.

     Now or in the future own any encumbered asset or property other than (i) the Premises and the Leasehold Premises, and (ii) incidental personal property necessary for the ownership or operation of the Premises and the Leasehold Premises.

     Except as expressly provided in this Agreement, enter into any agreement to borrow funds, including the entering into of equipment financing contracts, installment sales contracts, sale-lease back transactions or the like, from any party without the prior approval of Agent. Notwithstanding the preceding sentence or other provision of this Agreement or any other Loan Document, Borrower may, at any time and from time to time without Agent's prior approval:

          Obtain additional financing necessary for the reasonable day-to-day operations of the Premises and the Leasehold; provided that (A) projected Net Cash Flow is sufficient to repay such amounts when they become due and
     (B) such debt (w) includes customary repayment and amortization  schedules,
     (x) is unsecured, (y) is at all times subordinated to the lien of the Mortgage and (z) cannot be terminated and the term thereof accelerated (other than by repayment and satisfaction in full of same) prior to the repayment and satisfaction in full of the indebtedness created hereunder; or

          Borrow funds from one or more direct or indirect partners of Borrower and/or any of their respective Affiliates; provided that such debt (x) is unsecured, (y) is at all times subordinated to the lien of the Mortgage and
     (z) cannot be terminated and the term thereof accelerated (other than by repayment and satisfaction in full of same) prior to the repayment and satisfaction in full of the indebtedness created hereunder.

Any indebtedness described in (i) to (ii), a "Qualified Loan". Except as expressly provided in this Agreement, Borrower shall not incur any further indebtedness or other obligations, other than in the ordinary course of business, without the prior approval of Agent, which approval Agent may grant or withhold in its sole discretion.

     Now or in the future make any loans or advances to any third party (including any constituent party or any affiliate of Borrower, or any constituent party thereof), other than tenants that are not Affiliates of Borrower in connection with Leases relating to the Premises and the Leasehold Premises and tenant improvements thereunder.

     Amend, modify or otherwise change the partnership certificate, partnership agreement of Borrower in a manner which would adversely affect Borrower's existence as a single purpose entity.

     Seek the dissolution or winding up, in whole or in part, of Borrower or any of its general partners.

     Commingle the funds and other assets of Borrower with those of any constituent party thereof, any Affiliate, or any constituent party, or any other Person.

     Now or in the future, hold itself out to be responsible for the debts or obligations of any other Person.

     Cause, permit or allow the partition of the Premises.

     Without the prior written consent of Lender, which consent or the denial thereof shall be in Lender's sole and absolute discretion, make a change in the Control of Borrower or sell, convey, alienate, mortgage, encumber, pledge or otherwise transfer all or any part of the Premises. So long as there is no change in control of Borrower in contravention of the first sentence of this
Section 4.2(s), Borrower, Prime and/or OSTRS, as the case may be, shall each be permitted to transfer its direct or indirect interests in Borrower to a Permitted Transferee, it being understood that OSTRS only may become a transferee of an interest of Prime or Borrower if Agent has received (i) notification from OSTRS that OSTRS agrees to the provisions set forth in Section
6.1 hereof; (ii) an executed assumption agreement, acceptable to Agent, evidencing the JV's full assumption of Borrower's obligations under the Loan Documents; (iii) an executed copy of the JV Agreement and any management agreement that shall supersede the Management Agreement, each certified by the Trust as being true and complete; and (iv) a duly executed subordination agreement substantially in the form of the Management Subordination Agreement.

     Install or otherwise use or acquire for use in connection with the Collateral any Personal Property (including replacement Personal Property pursuant to clause (C) below) which is not owned or leased by Borrower free and clear of all Liens (including conditional sale contracts) and Rights of Others (other than Permitted Exceptions) or which is not a part of the Collateral, or
(ii) cause or permit the removal from the Premises or the Leasehold Premises of any Personal Property of the Borrower which is installed or otherwise used or acquired for use in connection with the Collateral, except that so long as no Event of Default has occurred and is continuing, this clause (t) shall not prohibit (A) the temporary removal of Personal Property for repairs in the ordinary course of business, (B) the removal of Personal Property of insignificant value which is not reasonably necessary or appropriate to the efficient operation of the Premises or the Leasehold Premises, as the case may be, or (C) the removal of obsolete, defective or worn out Personal Property which has been replaced by other Personal Property of equal or greater suitability and value which is intended for the same purpose. Upon the removal of any Personal Property in compliance with clauses (B) or (C) above, the Borrower shall be permitted to transfer or otherwise dispose of such Personal Property as the Borrower may determine.

                                    ARTICLE 5
                                     DEFAULT

     Section 5.1 EVENTS OF DEFAULT.

     The term "Event of Default" as used herein shall mean the occurrence or happening, at any time and from time to time, of any one or more of the following which shall include by definition the expiration of any period of grace or right to cure provided therein, provided there has been satisfied any requirement in connection therewith for the giving of notice, lapse of time, or happening of any further condition, event or act:

     if an Event of Default occurs under the Mortgage (as defined in Section 22 thereof) after expiration of any period of grace or right to cure provided therein, provided there has been satisfied any requirement in connection therewith for the giving of notice, lapse of time, or happening of any further condition, event or act;

     if Borrower shall fail to pay any portion of the Debt, including, but not limited to, principal (including, without limitation, any Annual Installment Payment), interest, fees or other amounts payable to Agent under the Loan Documents within five (5) days after Borrower receives written notice from Agent that such payment is overdue;

     if Borrower shall fail to comply with the provisions of Sections 4.1(g) and 4.1(h) hereof, within the time periods provided for therein;

     if Borrower fails to duly and promptly observe, perform and discharge any covenant, term, condition or agreement contained in the Loan Documents, other than any default described in the other paragraphs of this Section 5.1, and such failure is not curable, or if curable such failure continues for a period of thirty (30) days after written notice thereof from Agent to Borrower, provided if such failure is not curable in thirty (30) days Borrower shall have such additional time as is reasonably necessary in the good faith opinion of Agent after consultation with Borrower to cure provided that such cure is being diligently pursued;

     if any representation or warranty made by Borrower herein or any statement or representation made in any certificate, report or opinion delivered in connection herewith or in any of the Loan Documents, shall prove to have been incorrect in any material respect on the date as of which made (provided that if such misrepresentation or breach of warranty is capable of being cured, Borrower shall have a period of thirty (30) days from the date Borrower receives written notice from Agent or, if such misrepresentation or breach of warranty is not curable within thirty (30) days, Borrower shall have such additional time as is reasonably necessary in the good faith opinion of Agent after consultation with Borrower to cure provided that such cure is being diligently pursued); and

     If (i) Borrower shall be in default beyond any notice, grace or cure period under any other mortgage or security agreement covering any part of the Premises and the Leasehold Premises whether it be superior or junior in lien to the Mortgage, or (ii) subject to Borrower's right to contest as provided in the Loan Documents, the Premises or the Leasehold becomes subject to any mechanic's, materialman's or other lien (except a lien for local real estate taxes and assessments not then due and payable unless contested by Borrower in good faith, and such contest is pursued continually and with diligence) and such lien is not removed within thirty (30) days after Agent delivers notice thereof to Borrower.

     Section 5.2 REMEDIES.

     Upon an Event of Default, Agent may, at its option, use any, some or all of the following remedies, concurrently or consecutively.

     (a) Agent may declare all principal, interest and other amounts outstanding
on  the  Loan  immediately  due  and  payable.   Borrower   expressly  waives  a
presentment, notice, demand and protest of any kind.

     (b) Agent may exercise any and all of its rights and remedies provided at law and under the Note, Mortgage and any other Loan Documents.

     Section 5.3 REMEDIES CUMULATIVE AND CONCURRENT.

     No right, power or remedy of Agent as provided in this Agreement or in any of the Loan Documents is intended to be exclusive of any other right, power, or remedy of Agent, but each and every such right, power or remedy shall be cumulative and concurrent and in addition to any other right, power or remedy available to Agent now or hereafter existing at law or in equity and may be pursued separately, successively or concurrently at the sole discretion of Agent. The failure of Agent to exercise any such right, power or remedy shall in no event be construed as a waiver or release thereof.

     Section 5.4 WAIVER, DELAY OR OMISSION.

     No waiver of any Event of Default hereunder shall extend to or affect any subsequent or any other Event of Default then existing, or impair any rights, powers or remedies consequent thereon, and no delay or omission of Agent to exercise any right, power or remedy shall be construed to waive any such Event of Default or to constitute acquiescence therein.

     Section 5.5 INDEMNITY.

     Borrower hereby agrees that it will defend, indemnify and hold harmless each Lender, and each of its affiliates, officers, directors, partners, participants, employees and agents (each, an "Indemnified Party") from and against, and shall reimburse the affected Indemnified Party for, any and all actual, out-of-pocket losses, claims, damages, costs, expenses (including reasonable attorney fees' and expenses), liabilities, fines, penalties and charges arising out of claims made by Persons other than the Indemnified Parties (collectively, the "Losses"), which are or may be imposed, or sustained by such Indemnified Party by reason of (a) ownership of the Mortgage, the Premises, the Leasehold Premises or any interest therein or receipt of any Rents therefrom;
(b) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Premises, the Leasehold Premises or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (c) any use, nonuse or condition in, on or about the Premises, the Leasehold Premises or any part thereof or on adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways;
(d) any failure on the part of Borrower to perform or comply with any of the terms of the Loan Documents; (e) performance of any labor or services or the furnishing of any materials or other property in respect of the Premises, the Leasehold Premises or any part thereof; (f) the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release, or threatened release of any Hazardous Substance or Asbestos on, from, or affecting the Premises, the Leasehold Premises or any other property; (g) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to any Hazardous Substance or Asbestos on, from, or affecting the Premises or the Leasehold Premises; (h) any lawsuit brought or threatened, settlement reached, or government order relating to any Hazardous Substance or Asbestos on, from, or affecting the Premises or the Leasehold Premises; (i) any violation of the Environmental Laws, which are based upon or in any way related to any Hazardous Substance or Asbestos on, from, or affecting the Premises or the Leasehold Premises including, without limitation, the costs and expenses of any remedial action in accordance with Laws, reasonable attorney and consultant fees, investigation and laboratory fees, court costs, and litigation expenses;
(j) any  failure of the  Premises or the  Leasehold  Premises to comply with any

Laws in all material respects; (k) any representation or warranty made in this Loan Agreement, the Note, the Mortgage or the other Loan Documents being false or misleading in any material respect as of the date such representation or warranty was made; (l) any claim by brokers, finders or similar persons claiming to be entitled to a commission in connection with any Lease or other transaction involving the Premises, the Leasehold Premises or any part thereof under any legal requirement or any liability asserted against Lenders with respect thereto; and (m) the claims of any lessee of all or any portion of the Premises, the Leasehold Premises or any person acting through or under any lessee or otherwise arising under or as a consequence of any Lease, except to the extent that (i) such Losses resulted from the gross negligence or willful misconduct of such Indemnified Party or (ii) in the case of the foregoing clauses (f) through
(i), Mortgagor establishes that such Losses resulted from Hazardous Materials being placed on, above or under the Premises or the Leasehold Premises only subsequent to any foreclosure by Agent or acceptance by Agent of a deed in lieu of foreclosure with respect to the Premises or the Leasehold Premises. In case any such claim, action or proceeding (a "Claim") is brought against an Indemnified Party in respect of which indemnification may be sought by such Indemnified Party pursuant hereto, Agent shall give prompt written notice thereof to Borrower, which notice shall include all documents and information in the possession of or under the control of Agent and such Indemnified Party relating to such Claim and shall specifically state that indemnification for such Claim is being sought under this Section 5.5; provided, however, that the failure of Agent to so notify Borrower shall not limit or affect such Indemnified Party's rights to be indemnified pursuant to this Section 5.5 except to the extent Borrower is materially prejudiced by such failure. Upon receipt of such notice of Claim (together with such documents and information from Agent and such Indemnified Party), Borrower shall, at its sole cost and expense, in good faith defend any such Claim with counsel reasonably satisfactory to Agent (it being understood that counsel selected by Borrower's insurance carrier shall be deemed to be acceptable to Agent and the Indemnified Party, provided such insurer is an insurer under an insurance policy provided by Borrower pursuant to the Loan Documents or otherwise was accepted by Agent as an insurer (a "Qualified Insurer")), which counsel may, without limiting the rights of Agent and such Indemnified Party pursuant to the next succeeding sentence of this
Section 5.5, also represent Borrower in such investigation, action or proceeding. In the alternative, such Indemnified Party may elect to conduct its own defense through counsel of its own choosing and at the reasonable expense of Borrower, if (A) such Indemnified Party reasonably determines that the conduct of its defense by Borrower could be materially prejudicial to its interests, (B) Borrower refuses to defend, or (C) Borrower shall have failed, in such Indemnified Party's reasonable judgment, to defend the Claim in good faith (unless, in the case of each of clauses (A), (B) and (C), such Claim is being defended by a Qualified Insurer). Borrower may settle any Claim against such Indemnified Party without such Indemnified Party's consent, provided (i) such settlement is without any liability, cost or expense whatsoever to such Indemnified Party, (ii) the settlement does not include or require any admission of liability or culpability by such Indemnified Party under any federal, state or local statute or regulation, whether criminal or civil in nature and (iii) Borrower obtains an effective written release of liability for such Indemnified Party from the party to the Claim with whom such settlement is being made, which release must be reasonably acceptable to such Indemnified Party, and a dismissal with prejudice with respect to all claims made by the party against such Indemnified Party in connection with such Claim. Agent and such Indemnified Party shall reasonably cooperate with Borrower, at Borrower's sole cost and expense, in connection with the defense or settlement of any Claim in accordance with the terms hereof. If Borrower refuses to defend any Claim or fails to defend such Claim in good faith (other than a Claim that is being defended by a Qualified Insurer) and such Indemnified Party elects to defend such Claim by counsel of its own choosing, Borrower shall be responsible for any good faith settlement of such Claim entered into by such Indemnified Party. If such Indemnified Party reasonably determines that the conduct of its defense by

Borrower or a Qualified Insurer (whichever is defending such claim) would be materially prejudicial to its interests and elects to defend such Claim by counsel of its own choosing, Borrower shall be responsible for any reasonable settlement of such Claim entered into by such Indemnified Party. Except as provided in the preceding two (2) sentences, no Indemnified Party may pay or settle any Claim and seek reimbursement therefor under this Section 5.5. Nothing contained herein shall be construed as requiring Agent or any Indemnified Party to expend funds or incur costs to defend any Claim in connection with the matters for which Agent or any Indemnified Party is entitled to indemnification pursuant to this Section 5.5. The obligations of Borrower hereunder shall specifically include the obligation to expend its own funds, to incur costs in its own name and to perform all actions as may be necessary to protect Agent or any Indemnified Party from the necessity of expending its own funds, incurring cost or performing any actions in connection with the matters for which each Lender is entitled to indemnification hereunder. Any obligation of the Borrower under clauses (f), (g), (h) and (i) of this Section 5.5 shall terminate upon the earlier of (i) the tenth (10th) anniversary of the conveyance or assignment of the Premises and the Leasehold pursuant to a judicial sale in any foreclosure action or by assignment in lieu of foreclosure and (ii) repayment in full of the outstanding principal balance and any other indebtedness payable to Agent or Lenders under the Loan Documents.

                                    ARTICLE 6
                          LIMITED RECOURSE OBLIGATIONS

     Section 6.1 LIMITED RECOURSE.

     Subject to the qualifications below in this Section 6.1, Lenders shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Note, the Mortgage, this Loan Agreement or the other Loan Documents by an action or proceeding wherein a money judgment shall be sought against Borrower or any direct or indirect partner, member, shareholder, principal, director, employee, officer or affiliate of Borrower, except that Agent may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lenders to enforce and realize upon the Note, the Mortgage, this Loan Agreement, the other Loan Documents, and the interests in the Premises and any other collateral given to Lenders pursuant to the Mortgage, and the other Loan Documents; provided, however, that, except as specifically provided in this Section 6.1, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower's interest in the Premises and in any other collateral given to Lenders. Agent, by accepting the Note, the Mortgage, this Loan Agreement and the other Loan Documents, and Lenders, by becoming Lenders hereunder, agree that they shall not sue for, seek or demand any deficiency judgment against Borrower or any direct or indirect partner, member, shareholder, principal, director, employee, officer or affiliate of Borrower, in any such action or proceeding, under or by reason of or under or in connection with the Mortgage, this Loan Agreement, the other Loan Documents or the Note. The provisions of this paragraph shall not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by the Mortgage, this Loan Agreement, the other Loan Documents or the Note; (b) impair the right of Agent to name Borrower as a party in any action or suit for foreclosure and sale under the Mortgage; (c) affect the validity or enforceability of any guaranty made in connection with the Mortgage, this Loan Agreement, the Note or the other Loan Documents; and (d) impair the right of Agent to obtain the appointment of a receiver. Nothing herein shall be deemed to be a waiver of any right which Agent may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Loan secured by the Mortgage or to require that all collateral shall continue to secure all of the debt owing to Lenders in accordance with the Note, the Mortgage, this Loan Agreement and the other Loan Documents. Notwithstanding the foregoing provisions of this Section 6.1 or any other provision in the Loan Documents, Borrower and Prime, but not any other direct or indirect partner, member, shareholder, principal, director, employee, officer or affiliate of Borrower, shall be fully liable for:

     all actual, out-of-pocket losses suffered and liabilities and expenses incurred by Lenders relating to fraud or intentional misrepresentation by Borrower in connection with the loan evidenced by the Loan Documents;

     the physical waste of the Premises or the Leasehold Premises by Borrower, or any failure to maintain, repair or restore any part of the Premises or the Leasehold Premises as may be required by the Mortgage, this Loan Agreement or any of the other Loan Documents so as to constitute physical waste;

     the breach of provisions in the Mortgage concerning Environmental Laws, Hazardous Substances and Asbestos and any indemnification of Lenders therein;

     the removal or disposal of any portion of the Premises or the Leasehold Premises in violation of the terms of the Loan Documents after the occurrence and during the continuance of an Event of Default under the Note, the Mortgage, this Loan Agreement or any other Loan Documents;

     the misapplication or conversion of Borrower of (i) any insurance proceeds paid by reason of any loss, damage or destruction to the Premises or the Leasehold Premises, (ii) any awards or other amounts received in connection with the condemnation of all or a portion of the Premises or the Leasehold Premises, or (iii) rents, issues, profits, proceeds, accounts, or other amounts received by Borrower after the occurrence and during the continuance of an Event of Default under the Note, the Mortgage, this Loan Agreement or the other Loan Documents, except when applied with the written consent of Agent or to pay Operating Expenses incurred or paid to Agent or Lenders as Debt Service or otherwise;

     the costs (including reasonable attorneys' fees and disbursements) incurred by Lenders in connection with the collection or enforcement of the Loan;

     failure to pay Taxes, assessments, charges for labor or materials or other charges that create liens on any portion of the Premises or the Leasehold Premises for which Borrower is assessee unless contested in good faith, such contest being pursued with due diligence and continually;

     any actual, out-of-pocket loss, damage, expense or liability incurred by Lenders arising out of Borrower's failure to obtain Agent's prior written consent to any sale, conveyance, alienation, mortgage, encumbrance, pledge or other transfer of the Premises or the Leasehold or any part thereof;

     any security deposits collected with respect to the Premises that are not delivered to Agent upon a foreclosure of the Premises or action in lieu thereof, except to the extent previously applied in accordance with the respective Leases (as defined in the Mortgage); and

     all of the terms and provisions of the Environmental Indemnity Agreement and any indemnification of Lenders set forth therein.

                                    ARTICLE 7
                                    THE AGENT

     Section 7.1 PERFORMANCE BY AGENT.

     If an Event of Default shall have occurred and be continuing, Agent shall have the right, but not the duty, without limitation upon any of Agent's rights pursuant hereto, to perform in good faith the obligations of Borrower which are the subject of the Event of Default, in which event Agent shall endeavor to give notice to Borrower of Agent's performance, and Borrower agrees to pay to Agent, within five (5) days of demand therefor, all actual and reasonable costs and expenses incurred by Agent in connection therewith, including without limitation reasonable attorneys' fees, together with interest from the date of expenditure at the Default Rate, if an Event of Default shall have given rise to such expenditure; provided, however that Borrower shall not be obligated to reimburse Agent for costs and expenses incurred by Agent pursuant to this Section 7.1 due to Agent's gross negligence or willful misconduct. Upon demand by Agent, each of the Lenders shall promptly advance to Agent in immediately available funds its ratable portion of the funds expended by Agent in curing such Event of Default together with interest thereon at the Default Rate from the date of Agent's payment through the date prior to the date on which such advance is received by Agent. Agent will disburse to each Lender such Lenders' ratable share of any fees or charges paid or advanced to Agent by Borrower (i) pursuant to Sections
2.14 and 8.12 hereof and/or (ii) pursuant to Section 11(c) of the Mortgage.

     Section 7.2 ACTIONS.

     If Agent  shall  have  reasonable  cause to  believe  that  any  action  or proceeding related to the Premises or the Leasehold may, if adversely determined, have a material adverse effect upon the rights or interests of Agent and/or Lenders under this Agreement or any of the other Loan Documents, Agent, after any applicable notice to Borrower shall have the right to commence, appear in and defend such action or proceeding, and in connection therewith Agent may pay necessary expenses, employ counsel, and pay reasonable attorneys' fees. Borrower agrees to pay to Agent, within five (5) days after demand therefor by Agent, all actual and reasonable costs and expenses incurred by Agent in connection therewith, including without limitation reasonable attorneys' fees, together with interest from the date of expenditure at the Default Rate, if an Event of Default shall have given rise to such action or proceeding. Borrower's obligations to repay such expenses shall be secured by the Loan Documents.

     Section 7.3 NONLIABILITY OF AGENT AND LENDERS.

     Borrower acknowledges and agrees that:

     by accepting or approving anything required to be observed, performed, fulfilled or given to Agent or Lenders pursuant to the Loan Documents, including any certificate, statement of profit and loss or other financial statement, survey, appraisal, lease or insurance policy, neither Agent nor Lenders shall be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not constitute a warranty or representation to anyone with respect thereto by Agent;

     neither Agent nor Lenders undertake nor assume any responsibility or duty to Borrower to select, review, inspect, supervise, pass judgment upon or inform Borrower of any matter in connection with the Premises or the Leasehold and Borrower shall rely entirely upon its own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information to Borrower by Agent or Lenders in connection with such matters is for the protection of Agent and/or Lenders only and neither Borrower nor any third party is entitled to rely thereon; and
     except to the extent caused by a Lender's gross negligence or willful misconduct, neither Agent nor any Lender shall be directly or indirectly liable or responsible for any loss, claim, cause of action, liability, indebtedness, damage or injury of any kind or character to any person or property arising from any construction on, or occupancy or use of, any of the Premises or the Leasehold Premises, including without limitation any loss, claim, cause of action, liability, indebtedness, damage or injury caused by, or arising from:
(i) any defect in any building, structure, grading, fill, landscaping or other improvements thereon or in any on-site or off-site improvement or other facility therein or thereon; (ii) any act or omission of Borrower, the parties comprising Borrower or any of Borrower's agents, employees, independent contractors, licensees or invitees; (iii) any accident in or on the Premises or the Leasehold Premises or any fire, flood or other casualty or hazard thereon; (iv) the failure of Borrower, any of Borrower's licensees, employees, invitees, agents, independent contractors or other representatives to maintain the Premises and the Leasehold Premises in a safe condition; and (v) any nuisance made or suffered on any part of the Premises or the Leasehold Premises.

     Section 7.4 AUTHORIZATION AND ACTION.

     Each Lender hereby appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, including but not limited to (i) all actions set forth in Section 59 of the Mortgage or any similar provision of any other Loan Document and (ii) except if an Event of Default has occurred or is continuing hereunder, any and all actions related to the Cash Collateral Account (Central Account), Cash Collateral Account (Ratio Reserve), if any, Cash
Collateral Account (Tenant Allowance Reserve), if any, and any other cash collateral accounts required to be made hereunder, including but not limited to, the release of monies or other collateral deposited or delivered to Agent pursuant thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Note), Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders; provided, however, that Agent shall not be required to take any action which exposes Agent to personal liability or which is contrary to this Agreement or applicable law. Agent agrees to give to each Lender prompt notice of each notice given to it by Borrower pursuant to the terms of the Loan Documents.

     By their execution of this Agreement, all of the Lenders hereby delegate, authorize and direct Agent to act on their behalf in all respects in connection with the Loan Documents and the making of the Loan and agree with Borrower that Borrower shall only be required to deal with Agent and each of the Lenders shall be bound by any acts of Agent.

     Except as otherwise expressly provided in this Agreement, Agent (i) shall take all such actions hereunder and under the other Loan Documents which are not inconsistent with the terms hereof or thereof as the Majority Lenders shall instruct and (ii) shall not take any material actions hereunder or under the Loan Documents contrary to the instructions of the Majority Lenders. Any provision of this Agreement which grants to Agent the right to make a decision at its sole discretion or in its reasonable judgment or at its option or any other similar provision is intended, unless the context shall clearly require otherwise, to apply only to relations between Borrower and Agent and the respective rights and obligations of Borrower and Agent hereunder and shall not apply to the relations between Agent and the Lenders or the respective rights and obligations of Agent and the Lenders hereunder.

     Promptly after Agent acquires actual knowledge thereof, Agent will give written notice to each Lender of any lien on the Premises or the Leasehold or default under this Agreement or any of the other Loan Documents. Agent agrees to consult with Lenders in respect of any remedial action to be taken in respect of any such default and shall act in accordance with any decision of the Majority Lenders. Agent agrees that during a period of forty-five (45) days from Agent's notice to Lenders of any such default, Agent will not take any such material remedial action without the prior agreement of the Majority Lenders unless in Agent's good faith judgment it is necessary to take more prompt remedial action within such period, with or without the agreement of the Majority Lenders, in order to preserve any collateral for the payment of the Loan or substantive rights or remedies under any of the Loan Documents. Agent shall advise Lenders from time to time of such remedial action as Agent shall have taken. All losses and expenses incurred by Agent in connection with the Loan, the enforcement thereof or the realization of the security therefor shall be borne by the Lenders in accordance with their ratable interest in the Loan, and Lenders will, upon request, reimburse Agent for their ratable shares of any expenses incurred by Agent in connection with any such default, any advances made to pay taxes or insurance or otherwise to preserve the lien of the Mortgage or to preserve and protect the Premises or the Leasehold (provided, however, that Agent shall not advance sums in excess of the principal amount of the Mortgage), any other expenses incurred in connection with the enforcement of the Mortgage and any expenses incurred by Agent in connection with the consummation of the Loan not paid or provided for by Borrower.

     Agent shall, in making any Major Decision, act upon the direction of the Majority Lenders; provided, however, that without the consent of all of the Lenders, Agent shall not, except as expressly provided for in Section 7.4(a),
Section 7.4(c) or Section 7.4(d) hereof, make or consent to any modification of the Loan or the Loan Documents, release any security for the Loan, or release any Person from liability in connection with the Loan under any guaranty or otherwise. As used herein, "Major Decision" means any decision to exercise any material rights or remedies under the Loan Documents, or which would alter or amend the terms of, or security for, the Loan in any material respect including the interest rate on the Loan). The provisions of this subsection are solely for the benefit of the Lenders and Agent and shall not create any rights in Borrower.

     If Agent shall be prohibited by Law from continuing to act as agent with respect to the Loan, then, subject to Borrower's approval (which approval shall not be unreasonably withheld, conditioned or delayed), the Majority Lenders shall (and at any time may) designate another Lender to perform the obligations and exercise the rights of Agent hereunder. The successor Agent shall assume such obligations in writing and from and after Borrower's receipt of a copy of notice of such replacement and receipt of a copy of such assumption the successor Agent shall be the sole Agent hereunder and the term "Agent" shall thereafter refer to such successor.

     Section 7.5 WITHHOLDING EXEMPTION CERTIFICATES.

     Concurrently with the disbursement of proceeds of the Loan and concurrently with (and as a condition precedent to) the sale of any participation interest in the Loan or assignment of all or any portion of the Loan, Agent shall deliver to Borrower via facsimile two completed copies of United States Internal Revenue Service Form 1001 or Form 4224, as applicable, or the successor applicable form, with respect to each Lender (or, in the case of any sale of a participation interest or assignment of all or any portion of the Loan, the applicable purchaser or assignee) certifying that such Lender (or, if applicable, purchaser or assignee) is entitled to receive payments under the Loan without deduction or withholding of any United States federal income taxes. Each Lender shall further deliver to Borrower two (2) copies of such Form 1001 or Form 4224, as applicable, or the successor applicable form, at least thirty (30) days before the date that any such form expires or becomes obsolete or immediately after the occurrence of any event requiring a change in the most recent form previously delivered by it to Borrower, in each case certifying that such Lender is entitled to receive payments under the Loan without deduction or withholding of any United States federal income taxes.

     Section 7.6 AGENT'S RELIANCE, ETC.

     Agent shall administer this Agreement and the other Loan Documents and service the Loan in accordance with the terms and conditions of this Agreement and with the same degree of care as Agent would use in servicing a loan of similar size and type held for its own account, provided, however, that none of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, Agent: (i) may consult with legal counsel (including counsel for Borrower), independent public accountants and other experts selected and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of Borrower or to inspect either the Premises, the Leasehold or the books and records of Borrower; (iv) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (v) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

                                    ARTICLE 8
                                  MISCELLANEOUS

     Section 8.1 FEES AND EXPENSES.

     Borrower agrees to pay all actual, out-of-pocket expenses of Agent (including the reasonable fees and expenses of its counsel) in connection with the Loan, the preparation of this Agreement and any amendments or supplements, the enforcement of any provision of this Agreement or any amendment or supplement and the collection of Note and/or the foreclosure of any Lien, and/or Mortgage, and/or the enforcement of this Agreement through all trial and appellate levels, whether such fees or expenses arise before proceedings are commenced or after entry of a final judgment; provided, however, that Borrower shall not be required to pay more than $10,000 (in total) for Agent's travel and out-of-pocket expenses incurred in the preparation of the Loan Documents and the closing of the contemplated transaction. Borrower hereby authorizes Agent to utilize the proceeds of the Loan to satisfy any and all of the costs and expenses referred to herein and no further direction or authorization from Borrower shall be necessary to warrant disbursements in payment of the foregoing, and all such disbursements shall earn interest as provided in the Note and shall be secured by the Mortgage.

     Section 8.2 CUMULATIVE RIGHTS AND NO WAIVER.

     Each and every right granted to Agent hereunder or under any other Loan Documents delivered hereunder or in connection herewith, or allowed by law or equity, including but not limited to these rights exercisable in connection with an Event of Default, shall be cumulative and may be exercised from time to time.

No failure on the part of Agent to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by Agent of any right preclude any other or future exercise thereof or the exercise of any other right.

     Section 8.3 NOTICES.

     Unless expressly contained herein, all notices given hereunder shall be given in accordance with the terms of the Mortgage.

     Section 8.4 SEVERABILITY.

     In case any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     Section 8.5 BINDING EFFECT.

     This Agreement shall be binding upon and shall inure to the benefit of the respective permitted successors and assigns of Borrower, Agent and Lenders; provided, however, that Borrower may not assign any of its rights hereunder, except as permitted in this Agreement or in the Loan Documents.

     Section 8.6 EXECUTION IN COUNTERPARTS.

     This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument.

     Section 8.7 TIME OF THE ESSENCE.

     Time is of the essence in matters pertaining to this Agreement.

     Section 8.8 IMMUNITY.

     Agent's commitment to make this Loan hereunder shall not at any time be subject or liable to attachment or levy at the suit of any creditor of Borrower or any agent, contractor, subcontractor or supplier of Borrower. All third parties' rights shall be and are subordinate and inferior to Lenders' interest and lien under the terms of the Mortgage and this Agreement. Agent and Lenders shall not be liable to third parties for services, labor, materials, Fixtures, equipment and other personal property employed upon, furnished or delivered to the Premises or the Leasehold Premises, and further as to such third parties, Agent shall be under no obligation to adhere to the requirements herein imposed as conditions for the advance of Loan funds which requirements are expressly intended to be for the sole and exclusive benefit of Agent.

     Section 8.9 GOVERNMENTAL REGULATION OF LENDER.

     Lenders are subject to various Governmental Authorities and the laws, rules and regulations enacted, adopted and promulgated by them. To the extent that Lenders' power and authority to perform the obligations on the part of Lenders to be performed under this Agreement, now or hereafter, may be limited or regulated hereby, Lenders are hereby excused from such performance.

     Section 8.10 MODIFICATION, WAIVER, CONSENT.

     Any modification or waiver or any provision of this Agreement or any consent to any departure by Borrower therefrom shall not be effective unless the same is in writing and signed by an authorized officer of Agent, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on Borrower not specifically required of Agent hereunder shall not entitle Borrower to any other or further notice or demand in the same, similar, or other circumstances unless specifically required hereunder.

     Section 8.11 ENTIRE AGREEMENT.

     The Loan Documents contain the entire agreement between the parties hereto and there are no promises, agreements, conditions, undertakings, warranties and representations, whether written or oral, express or implied, between the parties hereto other than as set forth in the Loan Documents.

     Moreover, in the event of a conflict between the terms of another Loan Document and this Agreement, the terms of the document which shall either enlarge the interest of Lenders in the Premises and the Leasehold, grant to Lenders greater financial security in the Premises and the Leasehold and/or assure repayment by Borrower of all sums due hereunder in full shall control.

     Section 8.12 ASSIGNMENT.

     (a) Borrower may not assign this Agreement or any of its rights or obligations hereunder without the prior approval of Agent except as provided in this Agreement or in the other Loan Documents.

     (b) Borrower and each Lender acknowledges and agrees that Agent may, and shall have the right without Borrower's or any Lender's consent to, sell participation interests in, or to assign, its interest in the Loan, or any portion thereof, subject to Section 7.5 hereof, to any Institution and upon any assignment by Agent, Agent shall be relieved of any liability hereunder and under any Loan Document to the extent of the amount so assigned; provided, however, Agent shall give ten (10) days prior notice of such assignment to
Borrower (together with a completed copy of Form 1001 or Form 4224, as applicable, with respect to the proposed assignee). Borrower and Agent acknowledge that any Lender (other than Agent) may, and shall have the right, subject to Agent's prior written consent, and ten (10) days prior written notice to Borrower (together with a completed copy of Form 1001 or Form 4224, as applicable, with respect to the proposed assignee) to assign (but not sell any participation interests in) its entire interest (but not a portion thereof) to any Institution, and upon any assignment by such Lender, such Lender shall be relieved of any liability hereunder or under any other Loan Document; provided, further, that no such sale or assignment shall result in a material increase in Borrower's obligations, costs or liabilities hereunder or a material reduction in Borrower's rights and remedies. The parties to each such assignment shall execute and deliver to Agent, for its acceptance and recording in the Agent's Register, Agent's form of assignment and acceptance agreement, together with a processing and recordation fee of $2,500, which fee shall cover Agent's cost in connection with the assignments under this Agreement. If an Event of Default has occurred and is continuing, Borrower's consent to any assignment or participation to any party whatsoever shall not be required and all parties hereto agree to promptly execute and file an amendment to this Agreement reflecting any such assignment. Borrower agrees to execute within ten (10) days after request therefor is made by Agent, any documents and/or estoppel certificates reasonably requested by Agent in connection with such participation or assignment, without charge; provided that such documents and/or estoppel certificates do not expand the liability or obligations of Borrower or reduce assignee's or participant's obligations or reduce Borrower's rights and remedies. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder shall be a party thereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the

Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement, and such Lender assignor shall cease to be a party hereto. The Agent shall maintain a register (the "Agent's Register") showing the identity of the Lenders from time to time.

     Section 8.13 APPLICABLE LAW.

     This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

     Section 8.14 USURY.

     Nothing herein, nor any transaction related hereto or thereto, shall be construed or so operate as to require Borrower to pay interest at a greater rate than is lawful under applicable law. Should any interest or other charges paid by Borrower in connection with all advances made to Borrower under this Agreement result in the computation or earning of interest in excess of the maximum lawful rate of interest which is legally permitted under applicable law, then any and all such excess shall be, and the same is hereby, waived by Agent, and any and all such excess shall be, at Agent's option, be returned to Borrower or credited against and in reduction of the balance due under the indebtedness, and the portion of such excess which exceed the balance due under this Agreement and the Note evidencing the indebtedness, shall be returned by Agent to Borrower.

     Section 8.15 CONSENT TO JURISDICTION.

     Borrower, Agent and Lenders each hereby irrevocably submit to the exclusive jurisdiction and venue of any state or federal court sitting in Chicago, Illinois for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement or the Note or the Mortgage and/or the Loan Document.

Section 8.16 MONIES.

     All references to monies in this Agreement shall be deemed to mean lawful monies of the United States of America.

     Section 8.17 JURY TRIAL.

     AGENT, LENDERS AND BORROWER HEREBY KNOWINGLY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDERS EXTENDING CREDIT TO BORROWER. FURTHER, BORROWER, HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF AGENT, NOR AGENT'S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT AGENT WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION.

                            [SIGNATURES ON NEXT PAGE]

     IN WITNESS WHEREOF, this Agreement was executed and delivered the day and year first above written.

                                       BORROWER:

                                       77 WEST WACKER LIMITED PARTNERSHIP

                                       By:  Prime Group Realty L.P., its general
                                            partner


         By:  Prime Group Realty Trust, its managing general partner

                                             By:   /s/ Jeffrey A. Patterson
                                                --------------------------------
                                                Name:  Jeffrey A. Patterson
                                                       -------------------------
                                                Title: Executive Vice President
                                                       -------------------------



                                       For purposes of Sections 4.1(aa) and 6.1 hereof only:

                                       PRIME GROUP REALTY, L.P.


                                       By:  Prime Group Realty Trust, its
                                            managing general partner

                                            By:/s/ Jeffrey A. Patterson
                                               ---------------------------------
                                            Name:  Jeffrey A. Patterson
                                                   -----------------------------
                                            Title: Executive Vice President
                                                   -----------------------------


                       [SIGNATURES CONTINUED ON NEXT PAGE]

                                       AGENT AND LENDER:

                                       WESTDEUTSCHE IMMOBILIENBANK

MAXIMUM US$125,000,000                 By:   /s/ Armin Gemmerich
                                           -------------------------------------
                                          Name:  Armin Gemmerich
                                                 -------------------------------
                                          Title: Vice President
                                                 -------------------------------

                                       By:   /s/ Andreas Schwab
                                           -------------------------------------
                                          Name:  Andreas Schwab
                                                --------------------------------
                                          Title: Assistant Vice President
                                                --------------------------------

                                       LENDER:

                                       LANDESBANK SCHLESWIG-HOLSTEIN

US$[27,500,000]                        By:   /s/ Benno Mokwinski
                                           -------------------------------------
                                          Name:  Benno Mokwinski
                                                --------------------------------
                                          Title: Executive Vice President
                                                --------------------------------

                                       By:   /s/ Ursula Kemphausen
                                           -------------------------------------
                                          Name:  Ursula Kemphausen
                                                --------------------------------
                                          Title: Senior Vice President
                                                --------------------------------

                                       LENDER:

                                       LANDESBANK SAAR GIROZENTRALE

US$[25,000,000]                        By:   /s/ Hans Porter
                                             -----------------------------------
                                          Name:  Hans Porter
                                                --------------------------------
                                          Title: Vice President
                                                --------------------------------

                                       By:   /s/ Dirk Hoffmann
                                           -------------------------------------
                                          Name:  Dirk Hoffmann
                                                --------------------------------
                                          Title: Vice President
                                                --------------------------------

                                       LENDER:

                                       DSL BANK

US$[20,000,000]                        By:     /s/ H. Willemse
                                             -----------------------------------
                                          Name:    H. Willemse
                                                --------------------------------
                                          Title: Senior Vice President
                                                --------------------------------

                                       By:   /s/ R. Fuchs
                                           -------------------------------------
                                          Name:  R. Fuchs
                                                --------------------------------
                                          Title: FVP
                                                --------------------------------

                                    EXHIBIT A

                    Cash Collateral Agreement (Ratio Reserve)
                    -----------------------------------------




                             Intentionally Deleted

                                    EXHIBIT B

                               Description of Land
                               -------------------





                             Intentionally Deleted

                                    EXHIBIT C

                                     Leases
                                     ------



                             Intentionally Deleted

                                    EXHIBIT D

                             Permitted Encumbrances
                             ----------------------

All those encumbrances set forth on Schedule B to that certain title policy of Chicago Title Insurance Company dated as of the date hereof, No. 007822406, covering 77 West Wacker Drive, Chicago, Illinois.

                                    EXHIBIT E

                          Principal Repayment Schedule
                          ----------------------------


September 30, 2000                                          $4,000.000
September 30, 2001                                          $4,000.000
September 30, 2002                                          $4,500.000
September 30, 2003                                          $5,000.000
September 30, 2004                                          $5,000.000